EXHIBIT 10.1

SECOND AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This SECOND AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of September 4, 2014, by and among BNP PARIBAS, RB INTERNATIONAL FINANCE (USA) LLC, f/k/a RZB FINANCE LLC, NATIXIS, NEW YORK BRANCH, ABN AMRO CAPITAL USA LLC, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, HSBC BANK USA, N.A. (“HSBC”) (but only for purposes of Section XIX hereof), BROWN BROTHERS HARRIMAN & CO. (“BBH”) and any other entities that may become a party to this Agreement pursuant to the terms hereof (each individually a “Lender,” and collectively the “Lenders”) and BBH in its capacity as agent for itself as a Lender and all other Lenders (the “Agent”) and A-MARK PRECIOUS METALS, INC., a Delaware corporation (the “Company”). This Agreement amends and restates in its entirety the Amended and Restated Collateral Agency Agreement dated as of November 30, 1999, as amended, entered into by the Agent, the Company and the Lenders party thereto, and that certain Intercreditor Agreement dated as of even date therewith among the Lenders party thereto (together, the “Existing Agreements”).

INTRODUCTORY STATEMENT

1.    Each Lender has heretofore individually extended or may hereafter extend financial accommodations to the Company from time to time by the making of loans, the issuance of letters of credit and the creation of acceptances, pursuant to the Facility Documents (as defined herein). The Company has requested the Lenders to continue to provide financial accommodations to the Company and each Lender may, from time to time, individually and in its sole discretion, agree to continue to extend financial accommodations to the Company.
2.    Pursuant to the Security Agreement (as defined herein), the Company has as security for its obligations payable to each Lender, granted to the Agent, on behalf of the Lenders, a lien on the Collateral, and the Company and the Lenders have requested that the Agent, and the Agent has agreed to, act as Agent for the Lenders with respect to the Collateral, as more fully set forth herein.
3. The Company has or will grant to certain Lenders liens on its assets pursuant to separate security agreements that will be subject to a Specific Security Interest (as hereinafter defined).
4.    The Company and the Lenders have previously agreed that any extension of financial accommodations to the Company and the security granted for its obligations payable to each Lender be subject to the terms and conditions of the Existing Agreements.
5.    The Company has requested that the terms and conditions of each of the Existing Agreements be updated and integrated into a single agreement, and the Agent and the Lenders are willing to do so by entering into this Agreement, which shall amend and restate the Existing Agreements in their entirety as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I.    DEFINITIONS.

Rules of Construction. The following terms shall have the meanings indicated unless the context otherwise requires (terms defined in the singular to have a correlative meaning when used in the plural and vice-versa). Any reference to “the Lenders” in this Agreement shall mean all of the Lenders unless otherwise specifically stated.

“Advised Consignee Letter of Credit” shall mean a Consignee Letter of Credit which designates BBH as the sole advising bank and such letter of credit and all necessary signed, but undated, drawing documents have been delivered to the Agent under an assignment agreement in form acceptable to the Agent.

“Affiliate” shall mean, with respect to any person or entity, another person or entity that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified. As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise.

“Agent Account” shall mean an account at an Approved Depository for the storage of Precious Metals, which account is either: (i) in the name of the Agent on behalf of the Lenders, or (ii) in the name of the Company and subject to a Depository Agreement.

“Appraisal Value” shall mean the appraisal value of the CFC Collateral, on a liquidation basis, as determined by an independent appraiser acceptable to the Agent and the Lenders.

“Approved Broker” shall mean any of the brokers listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

“Approved Carrier” shall mean any of the carriers listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

“Approved Depositories” shall mean any of the depositories or vault facilities located in the United States or Canada and listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

“Assigned Bank Account” shall be any account of the Company held at any of the Lenders, or another bank which has signed a Deposit Account Control Agreement, and which account is subject to a perfected first priority lien in favor of the Agent. The Assigned Bank Accounts as of the date of this Agreement are listed in Exhibit 1 annexed hereto, which list may be amended from time to time at the request of the Company with the prior written approval of the Lenders.

“Assigned Consignee Letter of Credit” shall mean a Consignee Letter of Credit the proceeds of which have been assigned by the Company to the Agent on behalf of the Lenders pursuant to an executed Letter of Credit Rights Assignment and Control Agreement which has been consented to by the bank which issued or confirmed such Consignee Letter of Credit, as the case may be.

“Assigned Forward Contract” shall mean a Forward Contract which has been assigned to the Agent under a written agreement in form and substance acceptable to the Lenders, and the Agent has been granted a power of attorney, in form and substance acceptable to the Lenders, by the Company allowing the Agent to make/take delivery on behalf of the Company of the Precious Metals which are the subject of such Forward Contract. Each such assignment must be acknowledged and agreed to by the counterparty.

“Assigned Material” shall mean Precious Metals which constitute Hedged Inventory and which are owned by the Company, are not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders, and are either: (i) held in an Agent Account; or (ii) evidenced by negotiable documents of title in the possession of the Agent and endorsed in blank or to the order of the Agent or non-negotiable documents of title in the possession of the Agent and issued in its name, in each case issued by an Approved Depository.

“Assigned Material in Transit” shall mean Precious Metals which constitute Hedged Inventory and which are owned by the Company, are not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders, and are being transported to an Agent Account at an Approved Depository by an Approved Carrier within the United States or a province of Canada in which a Financing Statement has been filed in favor of the Agent, for the benefit of itself and the Lenders.

“Broker Accounts” shall mean any accounts with an Approved Broker that are carried by the Company for trading in commodity futures or options contracts and which have been pledged and assigned to the Agent on behalf of the Lenders pursuant and subject to a commodity account control agreement (or other tripartite agreement having similar effect) in form and substance acceptable to the Lenders.

“Bullion Collateral” shall mean any CFC Collateral (other than Numismatic Collateral or Semi-Numismatic Collateral) which contains a premium over the then Spot Value of the fine troy ounce Precious Metal content of any item of such CFC Collateral of 25% or less, which determination is made in the good faith judgment of the Company and not objected to by any Lender.

“Business Day” shall mean any day other than a Saturday, Sunday or other days on which commercial banks in New York City are authorized or required by law to close.

“Cash Collateral Agreement” shall mean an agreement pursuant to which a Consignee’s obligations under a Consignment Agreement are secured by Consignment Cash Collateral, in form acceptable to the Agent and the Lenders.

“CFC” shall mean Collateral Finance Corporation, a Delaware corporation qualified to do business in California as a licensed lender, and its successors.

“CFC Allonge” shall mean an Allonge in the form of Annex A hereto, duly executed by CFC, the Company and the Agent and affixed to each CFC Note.

“CFC Approved Depositories” shall mean any of the depositories or vault facilities identified as such that are listed, and subject to the Appraisal Value limits set forth, in Exhibit 1 annexed hereto, which list and/or limits, as applicable, may be amended from time to time with the prior written approval of the Lenders.

“CFC Assignment” shall mean an assignment in form annexed as Annex B hereto, executed by CFC to the Company with respect to a CFC Loan, or such other form acceptable to the Agent and the Lenders.

“CFC Borrower” shall mean each person or entity which has received a loan pursuant to a CFC Loan Agreement.

“CFC Collateral” shall mean Bullion Collateral coins, Numismatic Collateral coins and Semi-Numismatic Collateral coins, together with the cash and non-cash proceeds thereof, including any proceeds of insurance.

“CFC Loan” shall mean each loan made by CFC to a CFC Borrower and any renewal or extension thereof.

“CFC Loan Agreement” shall mean each Commercial Finance Loan and Security Agreement between CFC and a CFC Borrower, as amended from time to time.

“CFC Loan Assignment” shall mean a CFC Loan as to which the Agent has received (a) an executed CFC Assignment, (b) an executed Company Assignment, (c) the CFC Note(s) relating thereto, and (d) a UCC-1 Financing Statement related to the CFC Collateral for such CFC Loan in the appropriate state for each CFC Borrower, naming CFC as secured party, each of which shall be in form acceptable to the Agent.

“CFC Loan Documents” shall mean each CFC Loan Agreement, each CFC Note, each Loan Document as that term is defined in the CFC Loan Agreement, together with a UCC lien search as to the CFC Borrower and each UCC-1 Financing Statement filed by CFC naming CFC as secured party and a CFC Borrower as debtor, with respect to the CFC Collateral, as each may from time to time be amended, restated or renewed and each insurance certificate naming the Agent as loss payee with respect to the CFC Collateral.

“CFC Note” shall mean each promissory note executed by a CFC Borrower, together with any renewal, extension or restatement of same.

“Change in Ownership” shall have the meaning set forth in Section IV(J) hereof.

“Collateral” shall mean the property from time to time constituting the collateral security granted by the Company to the Agent on behalf of the Lenders pursuant to the Security Agreement. For the avoidance of doubt, Collateral shall include the CFC Collateral but shall exclude Specific Collateral.

“Collateral Report” shall mean a report in the approved form of Exhibit 2 annexed hereto.

“Collateral Value” shall have the meaning set forth in Section II(C) hereof.

“Collateral Value Over-Advance” shall have the meaning set forth in Section VII(E)(1) hereof.

“COMEX” shall mean Commodities Exchange, Inc.

“COMEX Price” shall mean, in respect of gold or silver, the settlement price per troy ounce at the close of business on any Business Day for a contract to sell such Precious Metal for delivery in the next subsequent month for which such a contract is offered for sale.

“Company Assignment” shall mean an assignment in the form annexed as Annex C hereto, executed by the Company to the Agent with respect to a CFC Loan which has been assigned to the Company pursuant to a CFC Assignment, or such other form acceptable to the Agent and the Lenders.

“Concentrates” shall mean a powdery product of low grade gold, silver or other precious metals ore, in each case, the precious metal content of which is typically below 25% but which may, notwithstanding the foregoing, be subject to significant variance in the ordinary course.

“Confirmed Material” shall mean Precious Metals which constitute Hedged Inventory and which are owned by the Company and are not subject to any security interest other than the perfected security interest granted to the Agent on behalf of the Lenders, and are located at an Approved Depository or a Foreign Approved Depository that has entered into, and is in compliance with the terms of, a Depository Letter.

“Consigned Material” shall mean Precious Metals that are included in the Collateral Report, are held under a Consignment Agreement by a Consignee, and also meet the following requirements: (i) the term of the consignment does not exceed one (1) year from the date of delivery to the Consignee or may be terminated at any time for any reason by the Company upon not more than thirty (30) days prior notice; and (ii) there is in effect an Advised Consignee Letter of Credit or an Assigned Consignee Letter of Credit or Consignment Cash Collateral, each in an amount equal to or greater than 110% of the aggregate Market Value of such Precious Metals.

“Consignee” shall mean a consignee of Precious Metals under a Consignment Agreement, where (i) such consignee and Precious Metals are both located within the United States or a province of Canada in which a Financing Statement has been filed in favor of the Agent, for the benefit of itself and the Lenders, and (ii) such consignee is not in default under such Consignment Agreement or any other agreement with the Company, and (iii) in respect of which consignee the Company has taken all actions necessary to fully protect the Company’s rights as consignor of such Precious Metals, such actions to include without limitation, filing of all necessary Financing Statements and satisfying any other applicable notice requirements.

“Consignee Letter of Credit” shall mean a letter of credit in form acceptable to the Agent and the Lenders, issued by or confirmed by a bank located in the United States which has a debt rating of BBB or better by S&P.

“Consignment Agreement” shall mean an agreement, in form acceptable to the Agent and the Lenders, entered into by the Company and a Consignee governing the Precious Metals consignment arrangements between the Company and such Consignee.

“Consignment Cash Collateral” shall mean an account established by the Company with the Agent, in which there is deposited cash or money-market instruments issued by a United States entity which has a debt rating of AA or better by S&P or as otherwise approved in writing by each of the Lenders, which shall be subject to a first and prior security interest in and lien in favor of the Agent.

“Contract Value” shall mean, as of any date and with respect to any Forward Contract, the product of the number of units of Precious Metal which is the subject of such Forward Contract, multiplied by the price of each such unit as stated in such Forward Contract.

“Demand” shall have the meaning set forth in Section VII(B) hereof.

“Demanding Lender” shall have the meaning set forth in Section VII(C) hereof.

“Deposit Account Control Agreement” shall mean an agreement evidencing the Agent’s control of an Assigned Bank Account on behalf of itself and the other Lenders, in such form as shall be acceptable to the Agent and the Lenders.

“Depository Agreement” shall mean an agreement, in form and substance acceptable to the Lenders, among an Approved Depository, the Company and the Agent on behalf of the Lenders, concerning an account in which such Approved Depository will release Precious Metals from such account only upon the written instructions of the Agent.

“Depository Letter” shall mean an agreement substantially in the form of Exhibit 3 annexed hereto, or other agreement in form and substance acceptable to the Lenders, among the Company, the Agent and an Approved Depository.

“Dore” shall mean an unrefined alloy of gold and silver (as well as platinum, palladium and rhodium), with variable quantities of base metals and typically containing greater than 50% gold and silver, which is produced at a mine and then transferred to a refinery to upgrade the fineness thereof.

“Eligible CFC Loan” shall mean each CFC Loan as to which the Agent has received a duly executed CFC Loan Assignment and Company Assignment and the related CFC Loan Documents, in form, scope and substance, from time to time, acceptable to the Agent and the Lenders, which shall have been certified by an officer of CFC and the Company as being true and complete copies and is otherwise acceptable to the Agent, provided, in no event shall a CFC Loan be deemed eligible, if (a) it together with all other outstanding CFC Loans to the same CFC Borrower are in excess of $5,000,000, or (b) the aggregate amount outstanding under all CFC Loans as at the date of computation shall be in excess of $25,000,000 unless the Agent, on behalf of and with the consent of all the Lenders, shall in writing approve an amount in excess of $25,000,000, or (c) the CFC Loan is secured by non-Bullion Collateral and the aggregate amount of all CFC Loans secured by non-Bullion Collateral (after giving effect to such proposed loan) is more than $18,750,000, or (d) a CFC Loan secured by Bullion Collateral is more than 95% of the Appraisal Value of such Bullion Collateral, or (e) a CFC Loan secured by Numismatic Collateral is more than 75% of the Appraisal Value of such Numismatic Collateral, or (f) a CFC Loan secured by Semi-Numismatic Collateral is more than 85% of the Appraisal Value of such Semi-Numismatic Collateral, or (g) the CFC Loan is not in compliance with any of the laws and regulations of the State of California, including, but not limited to those pertaining to usury and the licensing of CFC as a licensed lender, or (h) the term of the CFC Loan is more than six (6) months, or (i) CFC has granted a lien on any of its rights under such CFC Loan or the CFC Loan Documents to any person other than the Company or the Agent, or (j) any material provision of any CFC Loan Document is not valid, binding and enforceable, on and against the CFC Borrower; or (k) the Agent’s security interest in the CFC Collateral or the CFC Loan Documents is not a valid and perfected first priority security interest in favor of the Agent, or (l) the CFC Borrower or CFC shall have any defense, setoff or other claim or right to reduce the amount payable under the CFC Loan Documents or CFC’s obligations to the Company, or (m) any payment default or bankruptcy default shall have occurred with respect to the CFC Borrower or CFC, or (n) the CFC Collateral for such CFC Loan is not held at a CFC Approved Depository, or any other Approved Depository as shall be applicable, which has executed a Depository Agreement under which the Agent shall have the right to take exclusive control over such CFC Collateral, or (o) the Company or CFC has failed to comply with all of the terms and conditions contained in Section IV(M) hereof.

“Enforcement” shall have the meaning set forth in Section VII(C) hereof.

“Excess Obligations” shall have the meaning set forth in Section VII(E)(1) hereof.

“Existing Agreements” shall have the meaning set forth in the first paragraph hereof.

“Facility Documents” shall mean this Agreement, any promissory note, letter of credit agreement, facility letter or other evidence of Outstanding Credits, the General Security Agreement, any security agreement signed by the Company, each Deposit Account Control Agreement, Cash Collateral Agreement, Letter of Credit Rights Assignment and Control Agreement, each CFC Assignment and Company Assignment now or hereafter executed and delivered pursuant to this Agreement, and any other agreement to which the Agent on behalf of the Lenders is a party, pursuant to which the Agent on behalf of the Lenders is granted a security interest or lien on any Collateral, including without limitation, any Depository Agreement, Depository Letter or any other agreement with an Approved Depository, or any agreement with an Approved Carrier or any agreement with a broker, in each case as amended from time to time. For the avoidance of doubt, no letter, agreement, promissory note or other document or instrument entered into or executed in connection with any Specific Collateral, Specific Debt, Specific Security Interest or Ownership Based Financing shall constitute a “Facility Document” hereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BBH on such day on such transactions as determined by the Agent.

“Financing Statement” shall mean a financing statement filed pursuant to (a) the UCC, on form UCC-1 or other required form, (b) the Personal Property Security Act (Ontario), (c) the Personal Property Security Act (Alberta), or (d) the equivalent thereof in any other jurisdiction, as in effect from time to time.

“First Demand” shall have the meaning set forth in Section VII(E)(1) hereof.

“Foreclosure Plan” shall have the meaning set forth in Section VII(C) hereof.

“Foreign Approved Depositories” shall mean any of the foreign depository institutions or vault facilities listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

“Foreign Material” shall mean Confirmed Material held at a Foreign Approved Depository.

“Forward Contract” shall mean a contract which is not held in any Broker Account between the Company and a counterparty not disapproved by the Lenders, for the purchase or sale of Precious Metals, at a stated price and at a future date, no later than one year after the date the contract is signed.

“General Security Interest” means any present or future perfected and enforceable security interest of the Agent for the benefit of the Lenders or of any Lender in any or all of the Collateral, however arising.

“Hedged Inventory” means all Precious Metals owned by the Company with respect to which the Company has purchased futures or Forward Contracts or which are subject to an executed and binding forward sales contract, with a fixed price and a delivery date of not more than one (1) year, each in form acceptable to the Agent and the Lenders, and with a counterparty that is listed in Exhibit 1 annexed hereto or that has not been objected to by the Agent or any of the Lenders.

“Indemnified Parties” shall have the meaning set forth in Section IX(H)(1) hereof.

“Letter of Credit Rights Assignment and Control Agreement” shall mean an agreement evidencing the assignment by the Company of the proceeds of a Consignee Letter of Credit, in form acceptable to the Agent and the Lenders.

“Liabilities” shall have the meaning given such term in the Security Agreement.

“Market Value” shall mean, with respect to any Precious Metal, as of any date, the dollar amount that is the product of the number of fine troy ounces of such Precious Metal multiplied by: (i) in the case of gold and silver, the COMEX Price; and (ii) in the case of palladium and platinum, the NYMEX Price.

“Moody's” means Moody's Investors Service, Inc. and any successor to its rating agency business.

“Net Realization” shall have the meaning set forth in Section VII(E)(3) hereof.

“Numismatic Collateral” shall mean any CFC Collateral (other than Bullion Collateral or Semi-Numismatic Collateral) which contains a premium over the then Spot Value of the fine troy ounce Precious Metal content of any item of such CFC Collateral of 100% or more, which determination is made in the good faith judgment of the Company with the concurrence of the Lenders.

“NYMEX” shall mean New York Mercantile Exchange, Inc.

“NYMEX Price” shall mean, in respect of palladium or platinum, the settlement price per troy ounce at the close of business on any Business Day for a contract to sell such Precious Metal for delivery in the next subsequent month for which such a contract is offered for sale.

“Obligations” shall mean all present, contingent and future obligations of the Company under each Facility Document, whether for principal, interest, fees, expenses, indemnification or otherwise including, but not limited to, all Outstanding Credits, but excluding all obligations to a Lender representing Specific Debt or other obligations that would constitute Specific Debt but for the fact that the Lender’s recourse rights are greater than permitted by the definition of the term “Specific Debt” herein.

“On-Site Material” shall mean Precious Metals which constitute Hedged Inventory and which are owned by the Company and not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders and located at the facility of the Company at 1063 McGaw Avenue, Irvine, California, 92614.

“Outstanding Credits” shall have the meaning set forth in Section II(B) hereof.

“Ownership Based Financing” means a transaction whereby a Lender or its Affiliate purchases Precious Metals from the Company and the Company has no obligation to repurchase any amount of such Precious Metals at a later date.

“Ownership Based Financing Counterparty” means a Lender or an Affiliate of a Lender which has entered into an Ownership Based Financing.

“Ownership Based Financing Property” means Precious Metals and any related hedging contracts transferred to a Lender or an Affiliate of a Lender as part of an Ownership Based Financing.

“Payment in Full” means with respect to any Lender, the payment of all unpaid fees, interest, principal and other amounts owing to such Lender and the cash collateralization in an amount equal to 105% of the stated amount of all letters of credit issued by such Lender which are then outstanding.

“Precious Metals” shall mean gold, silver, platinum and palladium content, whether in the form of bars, coins, ingots, rods, rounds, alloy, sponge, grain, scrap, or shot, in each case with a metal fineness threshold of at least 90% and otherwise consistent with generally accepted standards of quality in the precious metals industry.

“Purchasing Lender” shall have the meaning set forth in Section VII(G) hereof.

“Ratio” shall have the meaning set forth in Section VII(E)(1) hereof.

“Refunded Net Realization” shall have the meaning set forth in Section VII(E)(3) hereof.

“S&P” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Security Agreement” shall mean the Second Amended and Restated General Security Agreement dated as of the date hereof executed by the Company in favor of the Agent on behalf of the Lenders, a copy of which appears as Appendix A annexed hereto, as the same may be amended, supplemented or modified from time to time.

“Semi-Numismatic Collateral” shall mean any CFC Collateral (other than Bullion Collateral or Numismatic Collateral) which contains a premium over the then Spot Value of the fine troy ounce Precious Metal content of any item of such CFC Collateral of greater than 25% and less than 100%, which determination is made in the good faith judgment of the Company with the concurrence of the Lenders.

“Specific Collateral” means Dore, Concentrates (and similar mining products) and precious metals scrap of the Company over which a Lender has been granted a Specific Security Interest to secure Specific Debt; provided, that such assets shall cease to be Specific Collateral immediately upon the repayment of the Specific Debt incurred to finance the acquisition of such assets.

“Specific Debt” means non-recourse or limited recourse debt incurred by the Company to finance the acquisition of Specific Collateral. As used herein, “limited recourse” means that there is recourse to the Company solely for breach of representations and warranties made by it relating to the applicable Specific Collateral.

“Specific Security Interest” means (except as otherwise set forth in Section XIX hereof, solely with respect to HSBC), a perfected and enforceable security interest of a Lender in any Specific Collateral.

“Spot Value” shall mean the value of a particular item of CFC Collateral as determined by reference to a published value as of the date of determination by a reputable recognized source in the Precious Metal industry, acceptable to the Agent.

“Supplier Advance” shall mean, at any date of calculation thereof, the funds (or the Market Value of Precious Metals) advanced by the Company within the previous ten (10) Business Days to suppliers in payment for Precious Metals which are in the process of shipment or which have been received by the Company at an Approved Depository but which have not yet been assayed or certified by the Company.

“Terminating Lender” shall have the meaning set forth in Section X(A) hereof.

“Trade Receivable” shall mean an account receivable which at all times meets each of the following requirements:

(a)	it arises in the normal course of the Company’s business and is evidenced by proper entries in the Company’s accounting records;

(b)	it is valid, legally enforceable and is not subject to offset, defense, counterclaim or dispute;

(c)	it is subject to a first priority perfected security interest in favor of the Agent on behalf of the Lenders and no other security interest;

(d)	it has a due date that corresponds with customary industry practice and is not more than ten (10) Business Days from the invoice date, and not overdue;

(e)	it is not due from an Affiliate;

(f)	the Company has the full and unqualified right to assign and grant a security interest in such account as security for the Outstanding Credits;

(g)	such account is evidenced by an invoice rendered to the account debtor and is not evidenced by any instrument or chattel paper;

(h)	such account arises from the sale of goods which have been shipped or delivered to the account debtor or to shipping address(es) designated by an account debtor;

(i)	with respect to such account, the account debtor is not incorporated or primarily conducting business in any jurisdiction located outside the United States, a foreign government or any agency, department or instrumentality thereof other than, in each case, mints or other counterparties to which the Company sells in the ordinary course of its business and which are approved in writing by the Agent and the Lenders;

(j)
such account is not an account owing by an account debtor with respect to which 10% or more of the aggregate balance of all accounts owing by such account debtor does not comply with the requirements in paragraph (d) above (excluding certain account debtors identified by the Company to the Lenders from time to time);

(k)
such account is in excess of the amount then owed by the Company to the account debtor in the event the Company is indebted to such account debtor and only such excess shall be included as a Trade Receivable; and

(l)	such account is not subject to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727) unless the Company has complied in all respects with the provisions of such Act.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrealized Loss” shall mean, with respect to Forward Contracts, the amount by which the Value exceeds the Contract Value for each Forward Contract under which the Company is a seller, or the amount by which the Contract Value exceeds the Value for each Forward Contract under which the Company is a buyer.

“Unrealized Profit” shall mean, with respect to Forward Contracts, the amount by which the Value exceeds the Contract Value for each Forward Contract under which the Company is a buyer, or the amount by which the Contract Value exceeds the Value for each Forward Contract under which the Company is a seller.

“Value” shall mean, with respect to any Precious Metal subject to a Forward Contract, as of any date, the dollar amount that is the product of (i) the total number of units of such Precious Metal subject to such Forward Contract multiplied by (ii) either the COMEX Price, or the NYMEX Price, as the case may be, for such a unit of such Precious Metal, for the delivery month closest to the maturity of the Forward Contract

II.    COLLATERAL ARRANGEMENTS.

(A)Outstanding Credits Not to Exceed Collateral Value: The Company hereby covenants to and agrees with the Agent and each of the Lenders that so long as this Agreement shall remain in effect or there shall be any Outstanding Credits, the Company shall not permit the Outstanding Credits on any date to exceed the Collateral Value on such date.

(B)“Outstanding Credits” on any date shall be the sum of the following:

(1)	The aggregate principal amount on such date of all promissory notes or other evidence of indebtedness owing to the Lenders arising from direct loans to the Company and overdrafts on accounts of the Company with any of the Lenders;

(2)
The aggregate maximum amount of all letters of credit issued by the Lenders outstanding on such date as to which the Company is the account party (less any amounts theretofore paid in respect of drafts drawn under such letters of credit which reduce the amounts which may be drawn thereunder);

(3)
All amounts owing by the Company on such date to the Lenders pursuant to any obligation of the Company to reimburse any Lender for drafts drawn under any letter of credit issued by such Lender for the account of the Company; and

(4)
The aggregate amount which the Company is obligated on such date to pay to the Lenders on or after such date in respect of amounts paid or to be paid by any Lender under any bankers acceptances created by such Lender for the account of the Company;

provided, however, that (x) none of the Outstanding Credits shall be counted more than once in computing the total Outstanding Credits, (y) the Outstanding Credits shall exclude obligations of the Company under any guarantee or similar agreement with respect to obligations of a third-party or any Affiliate and (z) the Outstanding Credit shall exclude (i) Specific Debt or other obligations that would constitute Specific Debt but for the fact that the Lender’s recourse rights are greater than permitted by the definition of the term “Specific Debt” herein, (ii) obligations arising under any Ownership Based Financing, and (iii) obligations arising under any lease or similar arrangement. For the avoidance of doubt, those obligations that are left as a deficiency after applying the Specific Security Interest shall not be deemed part of the Outstanding Credit.

(C)The “Collateral Value” on any date shall be the sum without duplication of the following:

(1)    Inventory Component of Collateral Value:

(a) 90% of the aggregate Market Value of all Assigned Material and Assigned Material in Transit which is hedged by an Assigned Forward Contract or a futures contract which has been assigned to the Agent, and meets all other terms and conditions that the Agent and the Lenders require;

(b)	85% of the aggregate Market Value of all Assigned Material and Assigned Material in Transit which is hedged by a Forward Contract or a futures contract without written assignment to the Agent;

provided, that in no event shall the aggregate Market Value of all Assigned Material plus Assigned Material in Transit plus Consigned Material fall below 60% of the sum of (i) total inventory and (ii) all Precious Metals subject to a Consignment Agreement;

(c)	85% of the aggregate Market Value of all Confirmed Material that is not Foreign Material;

(d)
80% of the aggregate Market Value of all On-Site Material, but in no event shall the aggregate Market Value of On-Site Material exceed the lesser of $5,000,000 or the amount of Company obtained insurance coverage then in force, where the aggregate Market Value of all Precious Metals held on deposit for others is deducted from said insurance coverage; and

(e)	80% of the aggregate Market Value of all Foreign Material.

(2)    Other Components of Collateral Value:

(a)80% of the aggregate amount of all Trade Receivables;

(b)75% of the aggregate amount of all Supplier Advances;

(c)
100% of the positive net balance in any Broker Account which would remain to the credit of the Company upon the event of closing such Broker Account, provided, however, that if the net balance upon the closing of any such Broker Account would be negative, 100% of such negative numbers shall he subtracted from the Collateral Value;

(d)	100% for Assigned Bank Accounts, but in no event shall the amount exceed $10,000,000 in the aggregate at any entities other than the Lenders;

(e)
80% of the amount by which the aggregate Unrealized Profit in all Forward Contracts and Assigned Forward Contracts exceeds the aggregate Unrealized Loss in all Forward Contracts and Assigned Forward Contracts; provided, however, that should the aggregate Unrealized Loss in all Forward Contracts and Assigned Forward Contracts exceed the aggregate Unrealized Profit in all Forward Contracts and Assigned Forward Contracts, 100% of such excess Unrealized Loss shall be subtracted from the Collateral Value; and provided, further, that the amount added to the Collateral Value pursuant to this Section II(C)(2)(e) shall not exceed $5,000,000;

(f)
95% of the aggregate Market Value of Consigned Material in the event the obligation of the Consignee thereof is secured by Consignment Cash Collateral held by BBH (pursuant to a Cash Collateral Agreement), in each instance in an amount equal to or greater than 110% of the aggregate Market Value of such Consigned Material;

(g)
90% of the aggregate Market Value of Consigned Material covered by an Assigned Consignee Letter of Credit or an Advised Consignee Letter of Credit, issued by a bank with an S&P debt rating of BBB or better, in an amount equal to 110% of the Market Value thereof;

(h)
an amount equal to (i) 70% of the aggregate principal amount of the then outstanding Eligible CFC Loans secured by CFC Collateral (other than Bullion Collateral), plus (ii) 80% of the aggregate principal amount of the then outstanding Eligible CFC Loans secured by Bullion Collateral; and

(i)
In no event at any time shall the aggregate amount of the Collateral Value of non CFC Collateral and the Collateral Value of the CFC Collateral shown on such Collateral Report be less than the total amount of the Outstanding Credits as of the date of computation.

Any of the above items which at one time met the requirements to be a component of the Collateral Value as specified in this Section II(C), but which has subsequently failed to meet such requirements, shall forthwith cease to be a component of the Collateral Value until it again meets such requirements. In addition, any Lender may, in its reasonable discretion, exclude from the Collateral Value any component(s) it deems unsatisfactory.

Notwithstanding anything to the contrary contained in Section II(C), the Market Value of all Assigned Material plus Assigned Materials in Transit plus Consigned Material shall be equal to or greater than 60% of Outstanding Credits.

For the avoidance of doubt, other than Foreign Material, “Inventory Component of Collateral Value” set forth in Section II(C)(1) shall exclude all inventory outside the United States and any province of Canada in which a Financing Statement has been filed in favor of the Agent, for the benefit of itself and the Lenders.

For the further avoidance of doubt, there shall be excluded from the Collateral Value (i) all Specific Collateral, (ii) all property securing a lease, and (iii) all Ownership Based Financing Property.

III.    SUBMISSION OF COLLATERAL REPORT.

No later than the close of business on the third (3rd) Business Day of each week, the Company shall send by facsimile and mail to the Agent and each of the Lenders a Collateral Report executed on behalf of the Company by the President, Executive Vice President, or Chief Financial Officer or Controller of the Company with a certification by the President, Executive Vice President or Chief Financial Officer or Controller that such Collateral Report is true and correct as of its date.

IV.    ADDITIONAL REPORTING AND OTHER REQUIREMENTS.

(A)    (1)    As soon as available and in any event not later than thirty (30) days after the end of each month, except for the June monthly statement, which will be provided not later than sixty (60) days after the end of June, the Company shall deliver to the Agent and each Lender the unaudited consolidated balance sheet of the Company as at the end of such month, together with an unaudited consolidated statement of income and changes in shareholders’ equity of the Company for such month and the period from the beginning of the Company’s fiscal year to the end of such month, all in reasonable detail and certified as true and correct by the President, Executive Vice President, Chief Financial Officer or Controller of the Company, as the case may be, subject however, to year-end audit adjustments.

(2)    As soon as available and in any event not later than thirty (30) days after the end of each month, except for the June aging schedule, which will be provided not later than sixty (60) days after the end of June, the Company shall deliver to the Agent and each Lender an aging schedule of all Trade Receivables and Supplier Advances. The Company shall simultaneously deliver to the Agent and each Lender a list of the ten (10) obligors with the largest amounts of total outstanding Trade Receivables owing to the Company, and the ten (10) suppliers to whom the Company has made the largest total outstanding Supplier Advances; provided that the Company shall include in such list each obligor with total outstanding Trade Receivables exceeding $500,000, and each supplier to whom the Company has made total outstanding Supplier Advances exceeding $500,000 (even if at such time there are more than ten (10) such obligors or ten (10) such suppliers).

(B)As soon as available and in any event not later than 90 days after the end of each fiscal year of the Company, the Company shall deliver to the Agent and each Lender:

(1)     copies of the audited financial statements of the Company for such fiscal year, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and the Lenders, together with copies of unqualified opinions reasonably acceptable to the Agent and the Lenders as to said financial statements, and a certificate signed by the President, Executive Vice President, Chief Financial Officer or Controller of the Company stating that to the best of their knowledge said financial statement (including the notes thereto and the report thereon of the Company’s independent public accountants) present fairly the financial position and results of operations of the Company as at the end of, and for, such year; and

(2)    if and when received from such accountants in connection with the annual audited financial statements of the Company (it being acknowledged and agreed that this clause (2) imposes no obligation to so request or obtain such certificates), certificates of such accountants to the Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any default which has occurred and is continuing, or if, in the opinion of such accountants, a default has occurred and is continuing, a statement as to the nature thereof.

Documents required to be delivered pursuant to this Section IV(B) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Company’s behalf on the SEC’s EDGAR website; provided that: (i) the Company shall, if requested, deliver paper copies of such documents to the Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Company shall use commercially reasonable efforts to notify the Agent and each requesting Lender (including by electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(C)As soon as available and in any event not later than 120 days after the end of each fiscal year of the Company (or more frequently if a default under any Facility Document has occurred and is continuing), the Company shall deliver to the Agent and each Lender, at the Company’s sole cost and expense, a report prepared by an independent collateral examiner satisfactory to Agent and the Lenders describing, in reasonable detail, the results of its examination of the Collateral and the Company’s procedures with respect thereto (including, without limitation, verifying the accuracy of Collateral Report calculations, evaluating the Company’s controls over the preparation of Collateral Reports, and analyzing and testing all supporting documentation); provided, that the Company shall not be required to pay in excess of $5,000 for any such report prior to the occurrence of a default under any Facility Document.

(D)The Company shall provide to the Agent, at the expense of the Company, originals of the following documents and agreements: (i) as soon as available, (1) all Consignment Agreements applicable to any Consigned Material; and (2) all Assigned Consignee Letters of Credit and all drawing documents related thereto issued for the account of the Consignee; and (ii) upon the request of the Agent or any Lender, all Forward Contracts.

(E)The Company shall also provide to the Agent, upon request of the Agent or any Lender, at the expense of the Company, evidence of any Financing Statements filed by the Company on the material or assets of any Consignee, and evidence of the Company’s compliance with any other applicable notice requirements necessary to fully protect the Company’s rights as consignor of Precious Metals.

(F)The Company shall provide to the Agent (1) complete copies of all insurance policies relating to accounts receivable (if applicable), Precious Metals or other inventory owned by the Company, (2) a certificate of insurance naming the Agent, on behalf of the Lenders, as loss payee with respect to such insurance policies as to which the Company is a direct beneficiary, and (3) a certificate of insurance naming the Agent on behalf of the Lenders as an additional insured (without liability for insurance premiums) with respect to all other insurance policies. The Company hereby represents and warrants to the Agent and each Lender that its accounts receivable (if applicable), Precious Metals and other inventory are (and will continue to be for as long as this Agreement shall remain in effect, unless otherwise agreed to by the Agent and the Lenders) insured with financially sound reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Company operates, and in any case in amounts no lower than the applicable limits set forth in Exhibit 1 annexed hereto, as amended from time to time by the Lenders.

(G)The Company shall provide each Lender as promptly as practicable with such information as such Lender shall from time to time request respecting the Collateral Value, the Outstanding Credits, futures contracts to which the Company is a party, the Company’s hedging position and other matters respecting the financial condition and operations of the Company (none of which shall be disclosed to any person other than another Lender or the Agent, and the partners, directors, officers, employees, agents and representatives of the Lenders or the Agent, and except to the extent such disclosure may be required by applicable law).

(H)The Company shall promptly notify the Agent and each Lender of any material adverse change in the business and/or financial condition of the Company.

(I)The Company shall permit, at any reasonable time and from time to time, and (except after the occurrence and during the continuance of any default under any Facility Document) with reasonable prior notice, the Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers and directors and the Company’s independent accountants.

(J)The Company shall, to the extent of its actual knowledge, promptly notify the Agent and each Lender of any change in ownership or control of each Approved Depository or any other depository at which, from time to time, any Confirmed Material and/or Assigned Material is located (a “Change in Ownership”). After such notice from Company and until such time as the Agent and each Lender has approved such Change in Ownership, in writing, on such terms and conditions as each shall approve, then the Confirmed Material and/or Assigned Material located at any such Approved Depository, shall be deemed ineligible for the purposes of Section II(C) of this Agreement (Collateral Value).

(K)The Company shall not permit Assigned Material, Confirmed Material or CFC Collateral stored at any Approved Depository at any one time to exceed in the aggregate the limits provided for each Approved Depository as set forth in Exhibit 1 hereto, as amended from time to time by the Lenders.

(L)In addition to the other requirements of this Section IV, with respect to each Eligible CFC Loan, the Company shall and/or shall cause CFC to (i) deposit all CFC Collateral with a CFC Approved Depository, which CFC Approved Depository shall execute and deliver to the Agent a Depository Agreement, provided, that any coin valued at $1,000,000 or more that constitutes CFC Collateral shall be stored at the Brinks, LA facility (in its capacity as a CFC Approved Depository), (ii) insure all CFC Collateral in amounts and coverage acceptable to the Lenders, which insurance policy shall name the Agent on behalf of the Lenders, as loss payee, (iii) comply with all of the terms and conditions of each CFC Assignment, Company Assignment, CFC Loan Assignment and each CFC Loan Document, (iv) deliver to the Agent, a UCC search with respect to each CFC

Borrower indicating there are no liens or security interests covering the CFC Collateral of such CFC Borrower except in favor of CFC, the Company or the Agent, together with a copy of the UCC-1 Financing Statement filed by CFC with respect to each CFC Borrower, (v) not make any CFC Loan which together with then outstanding Eligible CFC Loans would in the aggregate exceed the lesser of (A) the principal amount of $25,000,000 or (B) 25% of the Total Collateral Value as calculated and reported on the Company’s most recent Collateral Report delivered to the Lenders, (vi) deliver to the Agent and the Lenders at the time of the delivery of each Collateral Report a supplement thereto (in form acceptable to the Agent and the Lenders) with respect to the CFC Collateral and CFC Loans in the form of Exhibit 2 annexed hereto, (vii) not make any CFC Loan which by its original terms is payable more than 6 months after its original execution date, (viii) not renew or extend any CFC Note evidencing a CFC Loan for more than 6 months, (ix) from time to time, at Agent’s request, make such revisions to the CFC Loan Documents as the Agent or any Lender shall reasonably request, and (x) execute and deliver to the Agent a copy of each original CFC Note together with the applicable original executed CFC Allonge within two (2) Business Days after the execution of each CFC Note.

(M)The Company shall not grant a security interest in or assign any of its rights in any CFC Loan, any CFC Collateral, any CFC Note or any of the CFC Loan Documents to any other person, firm or entity (other than the Agent on behalf of the Lenders).

(N)The Company shall (or shall cause CFC to, as applicable) (a) correct any material defect or error that may be discovered in any CFC Loan Document or any CFC Loan Assignment, or in the execution, acknowledgment or filing thereof, and (b) do, execute, acknowledge, deliver, file and re-file any and all such further acts, certificates, assurances and other instruments (including any Financing Statements and amendments and continuation statements with respect thereto) as may be required from time to time (i) to carry out more effectively the purposes of any CFC Loan Document or any CFC Loan Assignment, (ii) to the fullest extent permitted by applicable Law, to subject CFC’s or any CFC Borrower’s properties, assets, rights or interests to the liens now or hereafter intended to be covered thereby and, if so requested by the Agent, the liens granted by the Company to the Agent under the Facility Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the liens intended to be created or assigned thereunder and (iv) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent, for the benefit of itself and the Lenders, the rights granted or now or hereafter intended to be granted to it under any CFC Loan Document, any CFC Loan Assignment or, if so requested by the Agent, any other Facility Document. In furtherance of the foregoing, the Company hereby authorizes the Agent at any time to file assignments of any such Financing Statements in favor of the Agent, for the benefit of itself and the Lenders.

(O)The Company hereby acknowledges and agrees that (i) at no time shall the aggregate Market Value of Precious Metals held outside the United States or Canada by depository institutions or vault facilities other than Foreign Approved Depositories or otherwise held or in transit outside the United States or provinces of Canada where Financing Statements have been filed, exceed $10,000,000, and (ii) no Precious Metals shall be held or in transit in a jurisdiction which has been reasonably objected to by the Agent or any Lender.

V.    PRIORITY OF SECURITY INTERESTS

(A)    Except as provided in Section VII(E) with respect to Excess Obligations, the General Security Interest of the Agent for the benefit of the Lenders and of each Lender will rank equally in priority with the General Security Interest of every other Lender, irrespective of (a) the time or order of attachment or perfection of such General Security Interests, (b) the time or order of filing of Financing Statements in connection therewith, or (c) any other fact or factor or circumstance affecting a determination of the priority of such General Security Interests, and notwithstanding any bankruptcy or insolvency proceedings involving the Company. Except as provided herein, priorities will be determined in accordance with applicable law.

(B)    The Agent hereby authorizes each Lender to make an appropriate filing to add itself as an additional secured party under any Financing Statement filed by the Agent. The Agent shall file a continuation of said Financing Statement prior to its expiration, and hereby authorizes any other Lender to file a continuation of said Financing Statement if the Agent fails to do so.

VI.    APPOINTMENT OF AGENT.

(A)Each of the Lenders hereby appoints the Agent to act as agent hereunder and under any other Facility Document and authorizes the Agent to take all actions and exercise all powers specifically provided for herein, therein or under any other agreement, document or instrument pertaining to any of the Collateral, as well as all actions and powers reasonably incidental thereto.

(B)(1)    The Agent, on behalf of the Lenders, will use its best efforts to complete and file, or cause to be filed, Financing Statements naming the Company as debtor and the Agent as secured party for the Lenders, and any amendments thereto, continuation statements or other papers or filings necessary to perfect and continue its security interest in the Collateral. Additionally, for each Assigned Consignee Letter of Credit, the Agent on behalf of the Lenders shall take assignment of all Financing Statements filed by the Company on the material or assets of the applicable Consignee.

(2)    The Agent, on behalf of the Lenders, will receive and hold any of the following which are delivered to the Agent by or at the direction of the Company: (i) all title documents evidencing any Assigned Material or Assigned Material in Transit; and (ii) all Assigned Consignee Letters of Credit (along with any related drawing documents), and such Consignee Letters of Credit (along with any related drawing documents), Consignment Agreements, and other agreements or documents and other security as the Company may be required to deliver under this Agreement or any other Facility Document. The Agent will also, on behalf of the Lenders, enter into Depository Agreements with Approved Depositories and receive confirmations of Confirmed Material from such Approved Depositories, maintain Agent Accounts at Approved Depositories, enter into agreements with the Company and Approved Carriers with respect to the transport of Precious Metals from Agent Accounts and Approved Depositories to Agent Accounts at other Approved Depositories, and enter into commodity account control agreements (or other tripartite agreements having similar effect) with, and receive confirmations from, Approved Brokers with respect to Broker Accounts. Without limitation of the foregoing, the parties agree that the Agent’s possession or control of any security, the security interests in which may be perfected by possession or control under applicable law, shall perfect the security interest of the Agent for the ratable benefit of all Lenders in such Collateral.

(C)The Agent shall permit each Lender, upon request and with reasonable prior notice, to inspect all books, records and documents relating to the Collateral, including, without limitation, all reports and other documents delivered to the Agent from time to time pursuant to any of the Facility Documents which relate to the Collateral, and such Lender shall be permitted, at its expense, to make copies of any thereof.

(D)BBH shall only assert its right of set-off with respect to any monies on deposit in any account covered by a Cash Collateral Agreement, in its capacity as Agent for the Lenders, including itself.

VII.    DEFAULT; ACTIONS IN RESPECT OF THE SECURITY

(A)    Material Adverse Change. Each Lender and the Agent shall use its best efforts to notify the other Lenders promptly upon its acquiring knowledge of the occurrence of an event significant and material to the Company’s financial condition or the condition of the Collateral, provided that the Agent and each Lender shall not have any liability to any other Lender or other entity for its failure to make such notification.

(B)    Making Demand. If the Company fails to pay any Obligation within five Business Days after the date when due or otherwise defaults in a material respect under any Facility Document, or a Lender proposes to take any of the following actions, whether or not in connection with any such failure to pay or other default (any of such actions, a “Demand”): (i) making demand to the Company for payment of any of the Obligations owed by the Company to a Lender; (ii) making demand to the Company for any additional collateral; (iii) any acceleration of the maturity of any such Obligations; and (iv) any notice by a Lender to the Company (or any determination by a Lender’s credit committee or credit officer) that such Lender will no longer make any further extensions of credit to the Company whatsoever, then in each case such Lender shall immediately and prior to the making of such Demand, or immediately after it has knowledge of such failure to pay or material default, notify the other Lenders of same in writing. For the avoidance of doubt, subject to the last sentence of this Section VII(B), advance notice to the other Lenders is not required for routine or regularly scheduled meetings of any Lender’s credit committee to review the Company’s business and/or industry, or such Lender’s credit exposure to, and relationship with, the Company. Each of the Lenders hereby acknowledges and agrees that it will not, under any circumstance, notify the Company of another Lender’s proposal to make a Demand or other such notice except if necessary to exercise its remedies under its Facility Documents. In addition to and not in lieu thereof, each Lender shall also promptly notify the other Lenders in writing after the making of such Demand.
(C)    Foreclosure Plans. If a Lender makes a Demand (any such Lender, a “Demanding Lender”), and no other Lender has made a Demand, such Demanding Lender shall formulate a written plan (any such plan, as it may be modified from time to time, a “Foreclosure Plan”) regarding the material steps to be taken in connection with any Enforcement. If more than one of the Lenders makes Demand, at the time of or immediately following the last such Demand, all of the Demanding Lenders shall consult to formulate and use their commercially reasonable best efforts to agree on a Foreclosure Plan (or reformulate and/or re-approve any previous Foreclosure Plan). Simultaneously with delivering any Foreclosure Plan to the Agent, the Demanding Lender(s) shall deliver copies of such Foreclosure Plan to all Lenders that have not made a Demand. If all the Demanding Lenders do not agree on a Foreclosure Plan, then each Demanding Lender may formulate and require the Agent to implement its own Foreclosure Plan. For the avoidance of doubt, no Lender shall commence or participate in any Enforcement unless it has formulated or agreed to a Foreclosure Plan in accordance with the procedure set forth herein. The term “Enforcement” shall mean any action to repossess any of the Collateral, or commence any judicial or non-judicial enforcement of any of the rights and remedies under any Facility Agreement or any other agreement or applicable law in order to foreclose upon, liquidate or otherwise dispose of any of the Collateral.

(D)    Enforcement by the Agent. The Agent shall not be obligated to take action in connection with any Enforcement except the Agent shall take action as specified in each Foreclosure Plan adopted in accordance with Subsection (C) hereof. The Agent shall not be required to take any action with respect to any of the Collateral that is not specified in a Foreclosure Plan, except as authorized in Sections VI(B)(1) and (2) hereof. Each Lender agrees that any Foreclosure Plan formulated by it shall be commercially reasonable and each Lender shall be solely responsible for the contents of any Foreclosure Plan formulated by it. The Agent shall execute each Foreclosure Plan in a manner consistent with any other then existing Foreclosure Plan, but each Lender hereby releases and holds the Agent and its partners, directors, officers, employees and agents harmless from any and all claims relating to the manner in which the Agent effectuates any Foreclosure Plan of such Lender (provided that the Agent shall act in a commercially reasonable manner), including, but not limited to, any claim that the proceeds of any Collateral were insufficient due to the action or inaction of the Agent under any one or more Foreclosure Plans then in effect, provided, that any such claim is not based upon and does not arise from the gross negligence or willful misconduct of the Agent (as finally determined in a non-appealable judgment by a court of competent jurisdiction). Nothing herein shall prevent any Lender from enforcing its Specific Security Interest.

(E)    Priorities After Demand.

(1) From and after the date any Lender sends a notice of Demand (the first such notice is hereinafter called the “First Demand”), any payments received from the Company by any Lender, and any amounts representing proceeds of Collateral received by the Agent or any Lender, including any amounts received through set-off rights or otherwise, shall be applied first to enforcement expenses of the Agent and any Demanding Lender as described in the Security Agreement, and thereafter to the Obligations (excluding any Excess Obligations) owed to the Lenders pro rata in the ratio (the “Ratio”) that the principal of Outstanding Credits (excluding Excess Obligations) owed to each Lender bears to the total principal of such Outstanding Credits (excluding Excess Obligations) owed to all the Lenders as of the date of the notice of the First Demand; provided that, for the avoidance of doubt, proceeds of Specific Collateral shall go first to the Lender having a Specific Security Interest thereon to the extent of the Specific Debt owed to such Lender. The pro rata amounts of such Outstanding Credits for the purpose of calculating the Ratio shall be calculated as of the date of the notice of the First Demand, and the Lenders shall make such dispositions and arrangements as are necessary to give effect to the pro rata payout to the Lenders (including, without limitation, purchase and sales of participations in Outstanding Credits). Without the prior written consent of all other Lenders (whether or not such other Lenders are Demanding Lenders), no Lender shall be entitled to apply any payments by the Company or any amounts representing proceeds of Collateral to any Excess Obligations held by such Lender until Payment in Full of such Outstanding Credits not constituting Excess Obligations, and after such Payment in Full, Excess Obligations shall be paid ratably in accordance with the Excess Obligations owed to the Lenders. “Excess Obligations” means the amount of any Collateral Value Over-Advance by any Lender existing at the date of the notice of the First Demand, plus any interest, fees, commissions, attorney’s fees or other amounts owing in respect of such Collateral Value Over-Advance. “Collateral Value Over-Advance” means that portion of the principal or face amounts of all Obligations held by a Lender that, at the time such Obligations are incurred, when added to the principal or face amounts of all Obligations shown to be held by all Lenders, are in excess of the Collateral Value, as such Collateral Value and Obligations were shown on the Collateral Report last delivered to such Lender. No extension, renewal or refinancing of an Obligation that was not a Collateral Value Over-Advance shall be deemed to be a Collateral Value Over-Advance. Notwithstanding anything to the contrary contained herein, no Collateral Value Over-Advance shall be deemed to arise from an Obligation to a Lender arising from a loan or other extension of credit which the Lender shall have made after receiving a certificate executed by the Company certifying that after giving effect to such loan or extension of credit, the principal and face amount of all Obligations to all Lenders are less than the Collateral Value after giving effect to any changes in the Collateral Value and Obligations subsequent to the date of the most recent Collateral Report delivered to such Lender.

(2)    If the contingent liability of a Lender in respect of a letter of credit that is outstanding as of the date of the calculation of the Ratio shall thereafter be terminated in whole or in part without full payment by, or further exposure to, such Lender, then the Outstanding Credits shall be appropriately adjusted by eliminating the amount of such terminated contingent liability from the Outstanding Credits to such Lender and from the aggregate Outstanding Credits to all Lenders, and the Ratio and any prior distribution of proceeds of Collateral shall also be appropriately adjusted.

(3)    If all or any portion of the amounts received (“Net Realizations”) by any Lender pursuant to the Facility Documents is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any other reason any Lender is required to refund or disgorge part or all of any Net Realizations or otherwise pay part or all of any Net Realization to any person or entity not a Lender (the amount of such refund, disgorgement or payment being referred to hereinafter as “Refunded Net Realizations”), then for all purposes hereunder Net Realizations shall be deemed to exclude such Refunded Net Realizations and the allocation of Net Realizations provided for hereunder shall be rescinded and the amount thereof restored to such Lender by the other Lenders to the extent necessary to compensate such Lender for such refund, disgorgement or payment made by it, but without interest thereon.

(F)    Delivery of Proceeds of the Collateral. If at any time, after the date of the notice of the First Demand, any Lender or the Agent shall receive any payment in respect of the Obligations or any proceeds of Collateral in contravention of the priorities specified in Section VII(E) hereof, such Lender or the Agent shall hold such proceeds in trust for the Agent on behalf of the Lenders and shall promptly deliver the same to the Agent for application by the Agent on behalf of the Lenders in accordance with Section VII(E).

(G)    Participations. If any Lender shall obtain a payment on account of any Obligations of the Company to such Lender (after the earlier of (x) notice of First Demand or (y) occurrence of a default under any Facility Document) (a) through a banker’s lien, right of set-off or counterclaim, (b) from any security for such Obligations other than the Collateral, (c) from any guarantors or surety of such Obligations, (d) pursuant to any subordination agreement or other credit support document, or (e) through a payment, including, without limitation, a regularly scheduled payment of an Obligation, such Lender (the “Purchasing Lender”) shall, after payment of out-of-pocket costs (including, without limitation reasonable attorneys’ fees) incurred by the Purchasing Lender in obtaining such payment, promptly purchase from the other Lenders an undivided participating interest in the outstanding Obligations (including undrawn letters of credit) owing to such other Lenders in such amount as will insure that all Lenders share such payment (after deducting such expenses) in accordance with the Ratio, provided that if all or any portion of such payment received and so distributed by the Purchasing Lender is thereafter rescinded or otherwise restored or recovered, each of the other Lenders which shall so share such payment shall by repurchase of the participating interest theretofore sold or other equitable adjustments, return its share of that payment to the Purchasing Lender together with its ratable share of any interest payable by the Purchasing Lender on the amount recovered. The outstanding Obligations in which such participating interest shall be purchased shall be, to the extent possible, outstanding Obligations which have the same terms and conditions as the Obligations paid pursuant to clauses (a) through (e) above, including, without limitation, obligor, maturity, collateral and guaranties. For the avoidance of doubt, no Lender shall be required to share any proceeds of its Specific Collateral until Payment in Full of all obligations secured by a Specific Security Interest thereon.

(H)    Set-Off. No Lender which now or hereafter holds or maintains an Assigned Bank Account shall exercise any right of set-off or banker’s lien with respect thereto except if subject to sharing under Section VII(G) above.

VIII.    REMEDIES

(A)    Lender Default. If a Lender defaults in the payment to any other Lender or the Agent of any amount when due under this Agreement, which default continues for more than three (3) Business Days, then such Lender will not be entitled to receive any payments otherwise payable to it under this Agreement so long as such default remains in effect, and will pay to the Agent interest on the amount due at a rate per annum equal to the Federal Funds Rate, calculated on the basis of a year of 360 days and for actual days elapsed, for the period from the date the payment is due to the date of payment in full.

(B)    Remedies Cumulative. The remedies and other rights of the parties under this Agreement are cumulative and in addition to any other remedies or rights the parties may have under any other agreement or under applicable law.

IX.    IMMUNITY, INDEMNIFICATION; ETC.

(A)    Neither the Agent nor any of its partners, directors, officers, agents or employees shall be liable to any Lender or the Company for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any other Facility Document, any other agreement, document or instrument pertaining to any of the Collateral, or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or in connection therewith or under or in connection with any other agreement, document or instrument pertaining to any of the Collateral, except for its or their own gross negligence or willful misconduct, as finally determined in a non-appealable judgment by a court of competent jurisdiction. In no event will the Agent be liable for any indirect, punitive, special or consequential damages (whether or not foreseen).

(B)    The Agent shall not be responsible to any of the Lenders for any recitals, statements, warranties or representations made by the Company herein or in any other agreement, document, instrument or certificate, or be bound to ascertain or inquire as to the performance or observance of any of the terms hereof on the part of the Company or any other party except the Agent.

(C)    The Agent may rely upon the opinion of any legal counsel selected by it with respect to the matters contemplated by this Agreement and any other Facility Document. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in any other Facility Document. Each of the Lenders agrees to promptly notify the Agent of its becoming aware of the occurrence of a default by the Company hereunder or in the payment of any of the Outstanding Credits. The Agent shall notify each of the other Lenders promptly upon receiving such notice and upon its becoming aware of such a default.

(D)The Agent shall not be responsible to the Lenders for the genuineness, validity, effectiveness, perfection or priority of any Collateral given to or held by it as Agent hereunder, nor shall it be liable to the Lenders because of any invalidity of the security provisions of the Security Agreement, whether arising from statute, law or decision of any court or by reason of any action or omission to act on its part.

(E)The Agent may employ agents and attorneys-in-fact only with the written consent of all of the Lenders (which shall not be unreasonably withheld) and shall not be liable for the defaults, negligence or misconduct of any such agent or attorney-in-fact.

(F)The Agent shall be entitled to rely upon any certificate, notice or other communication, document or instrument believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and with respect to legal matters, upon the opinion of legal counsel reasonably selected by the Agent; and any action taken or suffered in good faith by it in accordance with the opinion of any such counsel shall be full justification and protection to it.

(G)Nothing contained herein shall affect the rights of the Agent, acting in its individual capacity as a Lender, to accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not acting as Agent.

(H)(1)    Except as provided in Section IX(H)(2) and to the extent not indemnified by the Company pursuant to Section XII of this Agreement, each of the Lenders, ratably in accordance with its pro rata portion (determined at the time of the taking or omission of action complained of) of the Outstanding Credits, agrees to indemnify and hold the Agent and its partners, directors, officers, employees and agents (collectively, the “Indemnified Parties”) harmless against (i) any and all liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind and nature whatsoever, and any and all reasonable costs, expenses and disbursements (including without limitation reasonable counsel fees and expenses incurred by any Indemnified Party in any action or proceeding between any of the Indemnified Parties or any Indemnified Party and any third party or otherwise) related to the foregoing, which may be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Collateral, or any other documents contemplated hereby or referred to herein or the transactions or matters (including without limitation any Enforcement) contemplated hereby and thereby; provided that no Lender shall be liable to so indemnify any Indemnified Party for (A) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party (as finally determined in a non-appealable judgment by a court of competent jurisdiction), (B) amounts paid in settlements not approved by such Lender, or (C) administrative and overhead costs and expenses incurred by an Indemnified Party, and (ii) any and all reasonable out-of-pocket expenses and fees incurred specifically by any and all Indemnified Parties (including without limitation all fees and charges of all in-house and outside counsel incurred by any Indemnified Party in any action or proceeding between any of the Lenders and any of the Indemnified Parties or any Indemnified Party and any third party or otherwise) in connection with the Enforcement or any Foreclosure Plan, for the benefit of the Lenders, of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Collateral, or any other documents contemplated hereby or referred to herein. Agent agrees to reimburse Lenders on a pro rata basis (as determined above) if Agent subsequently recovers from the Company. The indemnities set forth in this Section shall survive the termination of this Agreement or the resignation or removal of the Agent as herein provided.

(2)    If any one or more Lenders instructs the Agent to commence Enforcement, such Lender agrees to indemnify and hold each of the Indemnified Parties harmless to the extent not indemnified by the Company pursuant to Section XII of this Agreement, against any reasonable cost or expense (including reasonable counsel fees and expenses), and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or in any way relating to such Enforcement; provided that no Lender shall be liable to so indemnify any Indemnified Party for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party (as finally determined in a non-appealable judgment by a court of competent jurisdiction); (ii) for amounts paid in settlements not approved by such Lender; or (iii) for administrative and overhead costs and expenses incurred by an Indemnified Party. If more than one such Lender so instructs the Agent to commence Enforcement, the indemnity obligation contained in this Section IX(H)(2) shall be the several obligation of each such Lender according to a pro rata portion based upon the Outstanding Credits on the date Enforcement is commenced by the Agent and shall survive the termination of this Agreement or the resignation or removal of the Agent as herein provided. Agent agrees to reimburse Lenders on a pro rata basis if Agent subsequently recovers from the Company.

(I)The Agent undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder. Except as specifically set forth herein, the Agent does not make any warranties, expressed or implied. The Agent shall not be liable, directly or indirectly, for damages or expenses arising out of the services provided hereunder other than damages which directly result from the Agent’s gross negligence or willful misconduct (as finally determined in a non-appealable judgment by a court of competent jurisdiction); provided, however, that the Agent shall not be liable for special or consequential damages (whether or not foreseen).

(J)Notwithstanding anything contained herein or the Security Agreement to the contrary, the Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any Precious Metals, Forward Contract or other Collateral or otherwise to take or refrain from taking any action under or in connection with this Agreement, or the Security Agreement, except as expressly provided by the terms of any of such agreements; and no implied duties or obligations shall be read into this Agreement against the Agent. The Agent shall have no responsibility to make any independent investigation or inquiry as to (i) whether or not any Lender, the Company, any prior Agent, any Approved Carrier, any Approved Depository, and Consignee or any other person, firm, entity or corporation has performed or is duly authorized to perform its respective obligations and duties under any agreement, document or instrument to which any or all of them may be a party, which is referred to or otherwise contemplated by the terms hereof or any credit facility, including, but not limited to the Collateral Reports or (ii) the accuracy and determination of the Collateral Value, Contract Value, Market Value and Value of any Precious Metals, Trade Receivables or other Collateral as set forth in any Collateral Report or other instruments, document or agreement delivered to or brought to the attention of the Agent pursuant to the terms hereof, or (iii) genuineness, validity or enforceability of any of the documents referred to in Section VI(B)(2) hereof and as to the existence, quantity, grade or location of any Precious Metals or other Collateral.

(K)The Lenders acknowledge that they are entering into this Agreement in reliance upon their own independent investigation of the financial condition and creditworthiness of the Company and they will, independent and without reliance on the Agent, and based on such documents and information as they shall deem appropriate at the time, continue to make their own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep the Lenders informed as to the performance of the Company or observance by the Company of any terms or conditions set forth in any Facility Documents, other than those provided for herein, or to inspect the properties or books of the Company. The Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the affairs, financial condition, or business of the Company that may come into the possession of the Agent, other than that which is provided for herein. The Lenders agree and acknowledge to the Agent that the Agent makes no representations or warranties about the creditworthiness of the Company or with respect to the legality, validity, accuracy, sufficiency, or enforceability of this Agreement, the Facility Documents, the Collateral, or any other matter relating to any of the foregoing.

X.    TERMINATION; RESIGNATION OF AGENT.

(A)    This Agreement shall terminate as to any Lender (hereinafter referred to as the “Terminating Lender”) ten (l0) days from the date on which such Terminating Lender gives written notice to each other Lender of its intention to terminate; provided, however, that such termination shall be effective only as to Obligations arising after the effective date of such termination. Notwithstanding anything to the contrary herein, termination of this Agreement by any Terminating Lender in accordance with the terms hereof will not impair the priority provided for herein of all General Security Interests which secure Obligations arising before termination, nor will such termination be effective as to (a) Obligations incurred pursuant to legal commitments existing prior to the date of such termination or (b) Obligations in existence on the effective date of such termination, and all extensions, renewals or refinancings of such Obligations (including any financings of reimbursement Obligations due under letters of credit issued prior to the effective date of such termination). Except for General Security Interests of the Terminating Lender which secure Obligations in existence as of the effective date of termination by the Terminating Lender and the Obligations referred to in clauses (a) and (b) above, the General Security Interests of the Terminating Lender securing Obligations arising after the effective date of such termination shall be subordinate to the General Security Interests of the other Lenders.

(B)    Subject to the appointment and acceptance of a successor Agent, as provided below, the Agent may give thirty (30) days written notice to the Lenders and the Company of its intent to resign. The Agent may be removed at any time for cause with the consent of the Company and the Lenders other than BBH upon thirty (30) days prior written notice to the Agent. Upon any such resignation or removal, and subject to the approval of the Lenders, which approval will not be unreasonably withheld, the Company shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, then the Lenders and the Company shall use their best efforts to agree upon alternative arrangements. Upon the acceptance or assumption of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers and privileges, and the duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its rights, powers and privilege (other than those arising under this Section, Sections IX, XII, XVII and XVIII in respect of any actions taken or omitted to be taken by the Agent or any of the Indemnified Parties while the retiring Agent was acting as Agent), and its duties and obligations hereunder.
XI.    RELEASE OF SECURITY.

The Agent will, upon request of the Company, (A) either (i) release to the Company, documents of title with respect to property included in the Collateral then held by the Agent, or (ii) instruct the issuer thereof (by specific authorization or by continuing authorizations which shall be effective until revoked by the Agent) to make delivery of a portion or all of the property covered thereby to the Company, and (B) with respect to Assigned Material or Confirmed Material held in Approved Depositories, instruct such Depositories to release such Assigned Material or Confirmed Material (by specific instructions or by continuing instructions which shall be effective until revoked by the Agent): provided that the Company in each such request shall represent and warrant in writing at the time of each such request that such release or instruction is in connection with the sale of inventory in the ordinary course of business or a transfer to another Approved Depository, and, after giving effect to each such release or instruction, (X) the Outstanding Credits on such date do not exceed the lesser of (i) the Collateral Value on such date or (ii) the Collateral Value as evidenced by the most recent Collateral Report, (Y) the Company is not in default in any of its obligations to the Agent or any Lender under this Agreement, any Facility Document, or otherwise, and (Z) no Demand has been made by any Lender. Upon the written request of any Lender to the Agent that such Lender receive prior notice of any release of Collateral from a specified location, the Agent shall provide such notice.

With respect to each Ownership Based Financing, each of the Agent and the Lenders will release and hereby releases (except as otherwise set forth below) all Ownership Based Financing Property from any liens held by them (other than such liens held by the Lender or Affiliate thereof arising from such Ownership Based Financing), provided however, that (A) any such release shall be conditioned upon it not resulting in the Outstanding Credits exceeding the lesser of (i) the Collateral Value on such date after giving effect to the deduction of the Ownership Based Financing Property, and (ii) the Collateral Value as evidenced on the most recent Collateral Report after giving effect to the deduction of the Ownership Based Financing Property; and (B) to the extent such release nevertheless results in the Outstanding Credits exceeding the Collateral Value as determined pursuant to clause (A) hereof, the proceeds of any such Ownership Based Financing shall be applied by the Company promptly upon receipt to reduce such Outstanding Credits in an amount equal to or greater than such excess; and provided further that, upon the repurchase by the Company of such Ownership Based Financing Property, any liens of the Agent and the Lenders under the Security Agreement so released shall automatically reattach. The Agent shall, and the Lenders authorize the Agent to, deliver to each Ownership Based Financing Counterparty such documentation evidencing the foregoing release (to the extent permitted hereby), including without limitation, UCC releases, as such Ownership Based Financing Counterparty shall reasonably request.

XII.    INDEMNITY BY THE COMPANY AND PAYMENT OF EXPENSES.

(A)Indemnity. The Company agrees to indemnify and hold any and all Indemnified Parties harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind and nature whatsoever, and any and all reasonable costs, expenses and disbursements (including without limitation reasonable counsel fees and expenses) related to the foregoing, which may be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Collateral, or any other documents contemplated hereby or referred to herein or the transactions or matters (including without limitation any Enforcement) contemplated hereby or thereby; provided that the Company shall not be liable to so indemnify any Indemnified Party for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party. The indemnities set forth in this

Section shall survive the termination of this Agreement or the resignation or removal of the Agent as herein provided.

(B)Expenses. The Company shall pay on demand (a) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, (including without limitation all fees and charges of all in-house and outside counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and any amendments, waivers or other modifications of the provisions hereof, and (b) all reasonable out-of-pocket expenses and fees incurred by the Agent or any of the Lenders (including without limitation all fees and charges of all in-house and outside counsel) in connection with the enforcement of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Collateral, or any other documents contemplated hereby or referred to herein.

(C)Survival. The obligations set forth in this Section XII shall survive the payment of all Outstanding Credits, the resignation or removal of the Agent and the termination of this Agreement.

XIII.    MISCELLANEOUS.

(A)Amendments; Etc.     No provision hereof shall be modified, amended or waived except by a written agreement expressly referring hereto signed by the Lenders with a copy to Company (provided, that any failure to provide a copy to the Company shall not impact the effectiveness or enforceability thereof), and if such modification, amendment or waiver affects the rights, duties and responsibilities of either the Company or the Agent as such hereunder, by the Company and/or the Agent, as the case may be. Any such waiver shall be effective only in the specific instance given. This Agreement shall be binding upon the assigns or successors of the Company, the Lenders, and any successor Agent appointed in accordance with the terms of this Agreement; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Agent or any other Lenders and the Company shall be at any time terminated, shall be equally applicable to any new transaction thereafter until this Agreement is terminated.

In any case under this Agreement where any consent, approval or other action is required to be given or taken by the Lenders, if the Company shall request such consent, approval or other action, it shall make such request in writing to the Agent, which shall promptly forward such request to the other Lenders, and the Lenders shall respond to such request in writing to the Agent, which shall promptly advise the Company in writing of the response of the Lenders, and such consent, approval or other action shall be deemed given, taken, or denied when such written advice as to the Lenders’ response is delivered to the Company by the Agent; and if such action is taken at the request of the Lenders, the Lenders shall so notify the Agent in writing, whereupon the Agent shall promptly notify the Company and the Lenders in writing, and such actions shall he deemed to have been taken by the Lenders when such written notice is delivered to the Company by the Agent.

(B)Notices. All notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent, with evidence of transmission from the sender’s facsimile equipment (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day). Notices shall be addressed as follows, or to such other addresses as a party shall designate by notice to the other parties by the means specified herein:

If to the Company:    A-Mark Precious Metals, Inc.
429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401
Attn: Thor C. Gjerdrum, EVP and COO
Tel: 310-587-1414
Fax: 310-260-0368
Email: thor@amark.com

If to the Agent        Brown Brothers Harriman & Co.
(and as a Lender):    140 Broadway
New York, NY 10005
Attn: Credit Administration
Tel: 212-493-8660
Fax: 212-493-8065
E-mail: credit.admin@bbh.com

If to any other

Lender:	BNP Paribas Commodity Finance Americas 787 Seventh Avenue
New York, NY 10019
Attn: Deborah Whittle
Tel: 212-841-2463
Fax: 212-841-2280
Email: deborah.whittle@us.bnpparibas.com

RB International Finance (USA) LLC
Commodity Finance
1133 Sixth Avenue, 16th Floor
New York, NY 10036
Attn: Katrin Lange-Hornby
Tel: 212-845-8367
Fax: 212-944-6389
Email: klange@usafinance.rbinternational.com

ABN AMRO Capital USA LLC
100 Park Avenue
New York, NY 10017
Attn: ECT Group
Tel: 917-284-6928
Fax: 917-284-6683
Email:    metals_ccmny@abnamro.com

Natixis, New York Branch
1251 Avenue of the Americas
New York, NY 10020
Attn: Carla Gray
Tel: 212-872-5052
Fax: 201-761-6949
Email: carla.gray@us.natixis.com

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank International”, New York Branch
245 Park Avenue
New York, NY 10167
Attn: Xander Willemsen
Tel: 212-574-7377
Fax: 914-304-9321
Email: xander.willemsen@rabobank.com

HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018
Attn: Jeffrey Roth
Tel: 212-525-4341
Fax: 646-366-3472
Email: jeffrey.x.roth@us.hsbc.com

(C)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this agreement by signing any such counterpart.

(D)Headings. The captions in this Agreement are for convenience or reference only and shall not define or limit the provisions hereof.

(E)No Waiver. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

(F)Additional Parties. Any entity that is not a party to this Agreement initially may, with the consent of the Lenders (which consent shall not be unreasonably withheld), become a party hereto by executing an amendment to this Agreement agreeing to be bound by all of the terms and conditions hereof to the extent applicable to such entity, and which amendment shall also be duly executed by the Agent, the Lenders and the Company.

XIV.    SHARING OF INFORMATION.

The Company hereby acknowledges and agrees that any information provided to the Agent or any Lender may be shared by such person with the Agent and each Lender; provided that such information shall otherwise be subject to the terms of any other document or agreement regarding confidentiality between the Company and the Agent or any Lender.

XV.    ALTERNATE PRICING TECHNIOUES.

In any case under this Agreement where a calculation is to be made using the COMEX Price for a Precious Metal (in the form of gold or silver) or the NYMEX Price for a Precious Metal (in the form of platinum or palladium), if the Company determines for any reason that such COMEX Price or NYMEX Price cannot be determined on the date required, then the Company shall immediately so notify the Agent and the Lenders and in lieu thereof the applicable price shall be the settlement price per troy ounce at the close of business on the Business Day immediately preceding such date for a contract traded on an exchange, operated by CME Group Inc. and acceptable to the Agent and the Lenders, to sell the relevant quantity of such Precious Metal for delivery in the nearest subsequent month for which such a contract is offered for sale; provided, however, if the Company determines for any reason that the value of such Precious Metal cannot be determined on the date required, then the Company shall immediately so notify the Agent and Lenders, and in lieu thereof the Company, with the concurrence of the Lenders, shall use its good faith judgment in determining the value of such Precious Metal for the purposes hereof.

XVI.    BINDING EFFECT.

This Agreement shall become effective when it shall have been executed by the Company, the Agent and each of the Lenders and thereafter shall be binding upon and inure to the benefit of their respective successors and assigns, provided that the Company shall not have the right to assign its rights or delegate its obligations hereunder herein without the prior written consent of the Agent and the Lenders.

XVII.    GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to conflict of laws principles. Unless the context otherwise requires, all terms used herein which are defined in the UCC shall have the meanings therein stated.

XVIII.	JURISDICTION AND VENUE; SERVICE OF PROCESS; APPOINTMENT OF AGENT.

In connection with any claim or controversy, action or litigation, among or between the parties hereto arising out of or relating to this Agreement or any of the Facility Documents, each of the parties hereto, irrevocably (a) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, (b) waives any objection to the laying of venue in such courts, (c) waives any claim that any suit, action or proceeding in any such court has been brought in an inconvenient forum, (d) waives the right to object that any such court does not have jurisdiction over the parties hereto, and (e) in the case of the Company, designates the Secretary of State of the State of New York as its agent for the service of process (provided that the Company may, by written notice to the other parties hereto, change its designation of agent to a specified person located in the Borough of Manhattan, provided any such person indicates its, his or her written consent to act as such agent). Nothing in this Agreement or in any of the Facility Documents shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any of the Facility Documents against the Company or its properties in the courts of any jurisdiction. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any Facility Document. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, SUIT, PROCEEDING OR ACTION ARISING UNDER THIS AGREEMENT AND AGREE THAT ANY SUCH CLAIM, SUIT, PROCEEDING OR ACTION SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.
XIX.    HSBC.

HSBC, BBH (as Agent and as Lender) and each other Lender hereby acknowledge and agree that HSBC does not have its own, or share in the Agent’s, General Security Interest in the Collateral and is not a party to the Security Agreement. Notwithstanding the foregoing, HSBC has a Specific Security Interest in (i) its Specific Collateral and (ii) amounts on deposit in an account of the Company at HSBC and proceeds thereof to secure the Company’s obligations to HSBC in connection with the leasing by HSBC of Precious Metals to the Company. HSBC shall be a “Lender” hereunder only to the extent of the provisions detailing the rights and obligations of a Lender with respect to Ownership Based Financings, Specific Collateral, Specific Debt and Specific Security Interests, as

well as each of Section IX, Section X(A), Section XIII(B) through (D), Section XIV, Section XVI, Section XVII, Section XVIII and this Section XIX (including, without limitation, the definitions in Section I hereof, to the extent applicable to such provisions and/or Sections hereof). Notwithstanding the foregoing, HSBC hereby agrees that it will notify the Agent prior to initiating any Enforcement with respect to its Specific Security Interest, any of its Specific Collateral and any Ownership Based Financing to which it is a party. In addition, notwithstanding anything to the contrary herein, HSBC’s consent to any modification, amendment or waiver of this Agreement, or to any action taken or to be taken by the Agent or any other Lender hereunder, shall not be required unless such modification, amendment, waiver or action adversely impacts HSBC’s rights, duties and responsibilities as a Lender with respect to its Ownership Based Financing, Specific Security Interest or Specific Collateral hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its duly authorized officer, all as of the date and year first above written.
A-MARK PRECIOUS METALS, INC.

By:     /s/
Name:
Title:

By:     /s/
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.,
as Agent and as Lender

By:     /s/
Name:
Title:

BNP PARIBAS
as Lender

By:     /s/
Name:
Title:

By:     /s/
Name:
Title:

NATIXIS, NEW YORK BRANCH,
as Lender

By:     /s/
Name:
Title:

By:     /s/
Name:

Title:

RB INTERNATIONAL FINANCE (USA) LLC,
as Lender

By:    /s/
Name:
Title:

By:     /s/
Name:
Title:

ABN AMRO CAPITAL USA LLC,
as Lender

By:     /s/
Name:
Title:

By:     /s/
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH,
as Lender

By:     /s/
Name:
Title:

By:     /s/
Name:
Title:

HSBC BANK USA, N.A.,
as Lender (but only for purposes of
Section XIX hereof)

By:     /s/
Name:
Title:

By:     /s/
Name:
Title:

APPENDICES, ANNEXES AND EXHIBITS

Annex A:    Form of CFC Allonge
Annex B:    Form of CFC Assignment
Annex C:    Form of Company Assignment

Appendix A: Second Amended and Restated General Security Agreement

Exhibit 1:    (a) Approved Depositories
(b) Approved Brokers
(c) Approved Carriers
(d) CFC Approved Depositories
(e) Assigned Bank Accounts
(f) Approved Counterparties

Exhibit 2:    Form of Collateral Report

Exhibit 3:	Form of Depository Letter to be sent to Approved Depositories for Confirmed Material

ANNEX A

FORM OF CFC ALLONGE

ALLONGE TO PROMISSORY NOTE

DATED: ____________

Borrower: _______________
CFC Loan and Assignment No.: _________________

This Allonge dated as of ________ __, 20__ to the above Promissory Note delivered to Collateral Finance Corporation (“CFC”) in connection with the above CFC Loan and Assignment, is being executed by CFC and A-Mark Precious Metals, Inc. (“A-Mark”) in order to induce Brown Brothers Harriman & Co., in its capacity as Agent (the “Agent”), under that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 4, 2014, as amended (the “Collateral Agency Agreement”), to accept such Promissory Note as collateral under the Collateral Agency Agreement.

Each of the undersigned effective as of the date of the above Promissory Note (a) hereby duly indorse, with full recourse to each of them, the above Promissory Note to the Agent, and (b) irrevocably agree that this Allonge and the following indorsements shall be affixed to and become a part of such Promissory Note, in accordance with the provisions of Section 3-202 of the New York Uniform Commercial Code, as amended from time to time.

Pay To The Order Of
A-Mark Precious Metals, Inc.

Collateral Finance Corporation

By:
Name:
Title:

Pay To The Order Of
Brown Brothers Harriman & Co., as Agent

A-Mark Precious Metals, Inc.

By:

Name:
Title:

CFC and A-Mark each hereby represents to the Agent that such Promissory Note has not been assigned except as herein provided and is duly enforceable against the Borrower and there exist no offsets, defenses or counterclaims against CFC, A-Mark or the Agent thereunder.

This Allonge shall be binding on and inure to the benefit of the successors and assigns of the parties hereto and shall be governed by the internal laws of the State of New York.

COLLATERAL FINANCE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

A-MARK PRECIOUS METALS, INC.

By:
Name:
Title:

By:
Name:
Title:

AGREED:

BROWN BROTHERS HARRIMAN & CO., as Agent

By:
Name:
Title:

ANNEX B

FORM OF CFC ASSIGNMENT

Dated

A-Mark Precious Metals, Inc.
429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401
Attn: Thor C. Gjerdrum, EVP and COO
Re: CFC Loan and CFC Assignment No. ____________
Gentlemen:

The undersigned Collateral Finance Corporation (“CFC”) has entered into a Commercial Finance Loan and Security Agreement dated ___________, with ______________ (the “CFC Borrower”), as from time to time amended, restated, supplemented or otherwise modified (the “CFC Loan Agreement”). Pursuant to the CFC Loan Agreement CFC has made or shall make loans to the CFC Borrower in a principal amount not to exceed $__________at any one time outstanding (the “CFC Loan”), which are evidenced by the CFC Borrower's promissory note(s) (the “CFC Note”) and are secured by the Collateral (as defined in the CFC Loan Agreement).

CFC hereby acknowledges that in order to enable it to make the CFC Loan, A-Mark Precious Metals, Inc. (the “Company”) has from time to time made funds available to CFC, which funds are proceeds of loans made to the Company, pursuant to the terms of that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 4, 2014, as amended from time to time, among the Company, the Lenders and the Agent (the “Collateral Agency Agreement”). All capitalized terms used herein shall have the meaning given each such term in the Collateral Agency Agreement, unless otherwise defined herein.

As a condition to the Lenders making loans to the Company, which in part are relent to CFC by the Company, CFC has agreed (and if not, it hereby agrees) to (a) enter into this CFC Assignment, (b) the reassignment by the Company of all of CFC's rights in and to the CFC Loan, the CFC Loan Documents, the CFC Note and the CFC Collateral, pursuant to the terms of an assignment executed by the Company in favor of the Agent, for the benefit of the Lenders (the “Company Assignment”), and (c) the exercise by the Agent of CFC's rights under the CFC Loan Documents in the event of default by the CFC Borrower.

The Company and CFC each hereby agree as follows:

1.    CFC hereby represents, covenants and agrees that:

(a)CFC has delivered to the Company (x) the executed original of (i) the CFC Loan Agreement, (ii) the CFC Note duly endorsed by CFC, and (iii) each other CFC Loan Document, and (y) a UCC-1 Financing Statement filed with respect to the CFC Collateral;

(b)CFC shall promptly notify the Agent in writing of any default in the payment of any installment of principal under a CFC Note by the CFC Borrower, beyond any applicable notice and cure period (a “Default Notice”);

(c)CFC shall not (i) enter into any transaction with the CFC Borrower, (ii) terminate any of the CFC Loan Documents, or (iii) amend any of the CFC Loan Documents, if such transaction, termination or amendment might result in a set-off against or deductions from amounts payable under the CFC Loan Documents, without the prior written consent of the Agent and the Lenders (it being acknowledged, for the avoidance of doubt, that CFC may amend or modify the CFC Loan Documents in the ordinary course without the prior written consent of the Agent or the Lenders);

(d)CFC shall not release any CFC Collateral prior to the payment in full of all obligations owed to it by any CFC Borrower under the CFC Loan Documents, without the prior written consent of the Agent, except in the case of a (i) partial pay down of the CFC Loan, (ii) Collateral swap for equivalent or greater value, or (iii) return of excess CFC Collateral, provided that in each case, immediately after such release, the remaining Collateral with respect to such CFC Loan shall continue to satisfy the requirements of an Eligible CFC Loan;

(e)CFC shall promptly notify the Agent in writing in the event that the Appraisal Value of the Collateral is less than the then outstanding CFC Loan for any period of two consecutive Business Days;

(f)After the sending of a Default Notice, CFC shall not exercise any of its rights under the CFC Note and the CFC Loan Agreement with respect to the CFC Collateral unless (i) CFC notifies the Agent, in accordance with paragraph 9 hereof, that it proposes to liquidate the CFC Collateral in accordance with the terms of the CFC Loan Agreement, which notice shall include whether the sales price of the CFC Collateral to be realized from such liquidation is expected to be in an amount equal to or greater than the then outstanding CFC Loan, as reasonably determined by CFC, and (ii) the Agent shall give its written consent to such proposed liquidation, provided however, that such written consent of the Agent shall not be required if CFC, in its reasonable discretion, determines that a delay in granting such written consent shall result in a decline in the liquidation value of such CFC Collateral and the liquidation value is in an amount equal to or greater than the then outstanding CFC Loan; and

(g)CFC hereby covenants that (a) at all times the CFC Collateral shall be physically stored only at a CFC Approved Depository, (b) the Agent shall be named as additional insured and loss payee, at no cost to the Agent, in the insurance policy covering the CFC Collateral, (c) the Agent shall have the right, from time to time, during normal business hours, to inspect the CFC Collateral, and (d) CFC shall hold the CFC Collateral for the benefit of the Agent.

2.CFC hereby assigns, transfers and sets over to the Company, its successors and assigns (including the Agent) and grants to the Company, and its successors and assigns (including the Agent) a security interest in, and lien upon, all of CFC's right, title and interest in, under, to and by virtue of (a) the CFC Loan Documents, (b) the CFC Note, (c) all of CFC's right to compel performance by the CFC Borrower of the terms of the foregoing and (d) all of CFC's rights to receive all monies due and to become thereunder or payable by reason thereof.

3.CFC hereby irrevocably authorizes and empowers the Agent to give notice of this CFC Assignment and the Company Assignment to the CFC Borrower, and to any other person obligated on the CFC Note and after any Lender demands payment from or gives notice of an Event of Default by the Company (a “Company Default”) to receive directly all payments or prepayments made by the CFC Borrower.

4.CFC hereby irrevocably authorizes and empowers the Agent after a Company Default in its name or otherwise, to demand, receive and collect, and to give acquittance for the payment of any and all amounts, paid or to be paid under or pursuant to the CFC Loan Agreement, the CFC Note or any other CFC Loan Document, or to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Agent deems advisable, in order to collect or enforce payment of such amounts, to settle, adjust and compromise any and all disputes or claims in respect to such amounts, all without the consent of CFC, and to endorse any and all checks, drafts or other orders or instruments for the payment of money which shall be issued in respect to amounts due pursuant to or under the CFC Loan Agreement and the CFC Note.

5.CFC further represents and warrants that (a) the CFC Loan Agreements, the CFC Note and each other CFC Loan Document, are each in full force and effect and each constitutes the valid, binding and enforceable obligation of each person who is a party thereto, (b) it has not assigned, pledged, transferred or granted a security interest in or otherwise encumbered any of its rights arising under or by virtue of the CFC Loan Agreement, the CFC Note and each other CFC Loan Document, and it will not assign, pledge, transfer, grant a security interest in or otherwise encumber any such rights except as provided herein, (c) the CFC Note is not subject to any offset, defense or counterclaim, and (d) the unpaid principal amount of the CFC Note on the date hereof is $__________.

6.    Anything herein contained to the contrary notwithstanding, (a) CFC shall remain liable under the CFC Loan Agreement to perform all the obligations assumed by it thereunder, (b) neither the Company nor the Agent shall have any obligation or liability under the CFC Loan Agreement by reason of or arising out of this CFC Assignment nor shall the Company or the Agent be required or obligated in any manner to perform or fulfill any of the obligations of CFC under or pursuant to the CFC Loan Agreement, including, the making of any loans to the CFC Borrower.

7.At any time and from time to time, upon the written request of the Agent, and at the sole expense of CFC, CFC shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action, as the Agent may reasonably request in order to obtain for the Agent the full benefits of this CFC Assignment and of the rights and powers herein granted.

8.CFC hereby ratifies and confirms the CFC Loan Agreement and represents and warrants that it keeps its records concerning the CFC Loan Agreement, the CFC Note and the CFC Collateral at 429 Santa Monica Blvd. Suite 220, Santa Monica, CA 90401. CFC will not change its state of incorporation, the location of its records, nor the location of the CFC Collateral without the prior written consent of the Agent.

9.All notices to the Agent shall be in writing and shall be sent by CFC by facsimile or by overnight next day courier delivery service as follows:

Brown Brothers Harriman & Co.
140 Broadway
New York, NY 10005
Facsimile No.: (212) 493-8065
Attention: Credit Administration

10.This CFC Assignment shall (a) be governed and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles, (b) remain in full force and effect until terminated in a written instrument signed by the Agent, and (c) be binding upon the CFC and the Company and their successors and assigns and shall inure to the benefit of their successors and assigns (including the Agent). This CFC Assignment may be executed in counterpart copies.

11.EACH OF THE PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT THAT ANY ACTION OR PROCEEDING HEREUNDER SHALL BE BROUGHT IN SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD THE SAME. NOTHING HEREIN, IN ANY SUPPLEMENT OR AMENDMENT THERETO; OR IN ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ANY OF THE PARTIES HERETO

SHALL AFFECT ANY RIGHT THAT THE COMPANY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING HERETO OR THERETO AGAINST CFC OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. CFC IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT HEREOF OR THEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ANY OF THE PARTIES HERETO; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF ANY OF THE PARTIES HERETO OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING ANY OF THE PARTIES HERETO; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

[SIGNATURES APPEAR ON NEXT PAGE]

Very truly yours,

COLLATERAL FINANCE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

AGREED:

A-MARK PRECIOUS METALS, INC.

By:
Name:
Title:

By:
Name:
Title:

ANNEX C

FORM OF COMPANY ASSIGNMENT

Dated:

Brown Brothers Harriman & Co., as Agent
140 Broadway
New York, NY 10005
Re: CFC Loan and CFC Assignment No. __________
Gentlemen:

The undersigned, A-Mark Precious Metals, Inc. (the “Company”) pursuant to the terms of that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement as of September 4, 2014, as amended from time to time, among the Company, the Lenders, the Agent (the “Collateral Agency Agreement”) has executed and delivered this Company Assignment. All capitalized terms used in this Company Assignment shall have the meaning given each such term in the Collateral Agency Agreement, unless otherwise defined herein.

Collateral Finance Corporation, a wholly owned subsidiary of the Company (“CFC”) has entered into a Commercial Finance Loan and Security Agreement dated _________, with _____________ (the “CFC Borrower”), as from time to time amended, restated, supplemented or otherwise modified (the “CFC Loan Agreement”). Pursuant to CFC Loan Agreement, CFC has made or shall make loans to the CFC Borrower in a principal amount not to exceed $_________ at any one time outstanding (the “CFC Loan”), which are evidenced by the CFC Borrower's promissory note(s) (the “CFC Note”) and are secured by the Collateral (as defined in the CFC Loan Agreement).

As a condition to the Lenders making loans to the Company, which in part are relent to CFC by the Company, CFC has executed and delivered the CFC Assignment, assigning to the Company of all of CFC's rights in and to the CFC Loan, the CFC Note, the CFC Loan Documents and the Collateral.

The Company hereby agrees as follows:

1.    The Company hereby represents, covenants and agrees that it has delivered to the Agent (x) the executed original of (i) the CFC Assignment, (ii) the CFC Loan Agreement, (iii) the CFC Note duly endorsed by CFC and the Company, and (iv) the other Loan Documents, and (y) a UCC-1

Financing Statement filed with respect to the CFC Collateral. The Company has authorized (and if not, it hereby authorizes) the Agent to file a UCC-3 Financing Statement Amendment naming the Agent (for the benefit of the Lenders) as the assignee secured party.

2.The Company hereby assigns, transfers and sets over to the Agent (for the benefit of the Lenders), its successors and assigns and grants to the Agent (for the benefit of the Lenders), and its successors and assigns a security interest in, and lien upon, all of CFC's and the Company's right, title and interest in, under, to and by virtue of (a) the CFC Loan Documents, as the same may be amended or supplemented from time to time, (b) the CFC Note, (c) the other CFC Loan Documents, (d) all of CFC's and the Company's right to compel performance by the CFC Borrower of the terms of the foregoing, (e) all of the CFC Collateral and the proceeds thereof, and (f) all of CFC's right to receive all monies due and to become thereunder or payable by reason thereof.

3.The Company hereby irrevocably authorizes and empowers the Agent to give notice of this Company Assignment to the CFC Borrower, and to any other person obligated on the CFC Note and, after any Lender demands payment from or gives notice of an Event of Default by the Company (a “Company Default”), to receive directly all payments or prepayments made by the CFC Borrower. The Collateral is security for the CFC Loan, which is included in the Collateral (as defined in, and granted by the Company to the Agent pursuant to, the Facility Documents), and in the event of a Company Default, the Agent shall have all of the rights and remedies with respect to the CFC Loan Agreement, the CFC Note and the CFC Collateral as provided for in the Facility Documents.

4.The Company hereby irrevocably authorizes and empowers the Agent after a Company Default in its name or otherwise, to demand, receive and collect, and to give acquittance for the payment of any and all amounts, paid or to be paid under or pursuant to the CFC Loan Agreement the CFC Note, and any other CFC Loan Document, or to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Agent deems advisable, in order to collect or enforce payment of such amounts, to settle, adjust and compromise any and all disputes or claims in respect to such amounts and to endorse any and all checks, drafts or other orders or instruments for the payment of money which shall be issued in respect to amounts due pursuant to or under the CFC Loan Agreement, the CFC Note and any other CFC Loan Document.

5.The Company further represents and warrants that (a) the CFC Loan Agreement, the CFC Note and each other CFC Loan Document are each in full force and effect and each constitutes the valid, binding and enforceable obligation of each person who is a party thereto, (b) it has not assigned, pledged, transferred or granted a security interest in or otherwise encumbered any of its rights arising under or by virtue of the CFC Loan Agreement, the CFC Note or any other CFC Loan Document and it will not assign, pledge, transfer, grant a security interest in or otherwise encumber any such rights except as provided herein, (c) the CFC Note is not subject to any offset, defense or counterclaim, and (d) the unpaid principal amount of the CFC Note on the date hereof is $________.

6.At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action, as the Agent may reasonably request in order to obtain for the Agent the full benefits of this Company Assignment, the CFC Assignment and of the rights and powers herein and therein granted.

7.This Company Assignment shall (a) be governed and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles, (b) remain in full force and effect until terminated in a written instrument signed by the Agent, and (c) be binding upon the Company and its successors and assigns and shall inure to the benefit of the agent and their successors and assigns.

8.THE PARTIES EACH HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT THAT ANY ACTION OR PROCEEDING HEREUNDER SHALL BE BROUGHT IN SUCH COURTS. EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD THE SAME. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY SUPPLEMENT OR AMENDMENT THERETO; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ANY OF THE PARTIES HERETO; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF ANY OF THE PARTIES HERETO OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING ANY OF THE PARTIES HERETO; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Very truly yours,

A-MARK PRECIOUS METALS, INC.

By:
Name:
Title:

By:
Name:
Title:

APPENDIX A

SECOND AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

Date: September 4, 2014

To:	BROWN BROTHERS HARRIMAN & CO. 140 Broadway New York, New York 10005

1.	Index to Definitions “Collateral” - Paragraph 2 “Collateral Agency and Intercreditor Agreement” - Paragraph 2 “Events of Default” - Paragraph 6”Lenders” – Paragraph 2
“Obligation(s)” - Paragraph 2    “Obligor(s)” - Paragraph 6(c)    “UCC” - Paragraph 2

2.
From time to time the undersigned expects to become or has become indebted or otherwise obligated or liable to you, BNP Paribas, RB International Finance (USA) LLC, F/K/A RZB Finance LLC, Natixis, New York Branch, ABN AMRO Capital USA LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and any other lenders (the “Lenders”) that may become party to the Second Amended and Restated Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended, restated, amended and restated, modified or supplemented from time to time, the “CAIA”) among the undersigned, the Lenders, and you, acting in your capacity as agent for the Lenders (“you” or the “Agent”), in connection with letter of credit or acceptance transactions, trust receipt transactions, or other loan or financial accommodations. All such liabilities, direct or contingent, due or to become due, now existing or hereafter arising, whether owed to any Lender or Lenders, or you as a Lender for your own account or as agent for the Lenders (hereinafter referred to as the “Obligation(s)”). In consideration of the granting of, or forbearance in your or any Lender’s enforcement of the Obligations, the undersigned agrees that, as security for payment and performance of all the Obligations, you, as agent for the ratable benefit of the Lenders, shall have a security interest in, and the undersigned hereby grants to the Agent a security interest in, the following assets (terms used herein which are defined in the Uniform Commercial Code of the State of New York (as amended from time to time, the “UCC”) shall have the meanings ascribed thereto in the UCC): all personal and fixture property of the undersigned, of every kind and nature, now owned or hereafter existing or acquired, of any type or description, including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds (including, without limitation, insurance proceeds) and products of any thereof, wherever located, whether now owned or hereafter acquired, including, for the avoidance of doubt, the CFC Collateral (as defined in the CAIA), and all books and records (including, without limitation, computer and electronic records) with respect thereto (all of the foregoing being hereinafter referred to collectively as the “Collateral”); provided, that the Collateral shall exclude all Specific Collateral (as defined in the CAIA).

If the undersigned shall at any time acquire a commercial tort claim, it shall immediately notify you in writing of the details thereof and grant you, on behalf of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to you.

3.
You shall have no duty of care with respect to the Collateral, except that you shall exercise reasonable care with respect to Collateral in your custody. You shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which you accord your own property, or if you take such action with respect to the Collateral as the undersigned shall request in writing. No failure to comply with any such request or omission to do any such act requested by the undersigned shall be deemed a failure to exercise reasonable care, nor shall your failure to take steps to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in your custody. The undersigned shall, at any time and from time to time, take such steps as you may reasonably request for you (a) to obtain an acknowledgment, in form and substance satisfactory to you, of any bailee having possession of any of the Collateral, that the bailee holds such Collateral for you, (b) to obtain “control” (as defined in the UCC or any similar law of any jurisdiction) of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to you and (c) otherwise to insure the continued perfection and priority of your security interest in any of the Collateral and of the preservation of your rights therein.

4.
In addition to the rights and security interest elsewhere herein set forth, you and each Lender may, at your or its option at any time(s) and with or without notice to the undersigned, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations, whether or not then due, any and all moneys now or hereafter with you or such Lender, on deposit, to the credit of or belonging to the undersigned, it being understood and agreed that you and the Lenders shall not be obligated to assert or enforce any rights or security interest hereunder or to take any action in reference thereto, and that you and the Lenders may, in your or their discretion, at any time(s) relinquish your or their rights as to particular Collateral hereunder without thereby affecting or invalidating your or their rights hereunder as to all or any other Collateral hereinbefore referred to.

5.
The undersigned further agrees and covenants (a) that, if you so demand in writing at any time, all proceeds of Collateral shall be delivered to you in a form satisfactory to you promptly upon receipt of said demand; (b) that, if you so demand in writing at any time, all chattel paper, instruments, and documents shall be delivered to you at the time and place and in the manner specified by your demand; (c) to execute and deliver, upon request, any notice, statement, instrument, document, agreement or other papers and/or to perform any act requested by you which may be necessary to create, perfect, preserve, validate or otherwise protect any security interest granted pursuant hereto or to enable you to exercise and enforce your rights hereunder or with respect to such security interest; (d) that, during the period that any Obligation is outstanding, the undersigned will not, without obtaining your prior written approval, create, incur, assume, or suffer to exist any security agreement covering the Collateral subject to the UCC or any similar law of any jurisdiction, except as herein provided, and the undersigned will not file or authorize the filing of a financing statement (or equivalent thereof) under the said UCC or similar law of any jurisdiction with respect to the Collateral or any portion thereof, except as herein provided, (e) that it shall promptly pay, when due, all taxes and transportation, storage and warehousing charges and fees affecting or arising out of the Collateral and shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Agent and the Lenders, and (f) that the undersigned will not, other than in the ordinary course of its business, rescind or cancel any indebtedness evidenced by any account or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any account or interest therein, without the prior written consent of the Agent and the Lenders. The undersigned further agrees to provide you with such information as you may from time to time request with respect to the location of any of its places of business. In addition, you will be notified promptly in writing of any change in location of any office where records concerning any of the Collateral or of the accounts that constitute a portion of the Collateral are maintained or of a change in location of the undersigned’s principal place of business.

6.	All Obligations shall become due forthwith, without demand or notice, upon the occurrence of any of the following events (each, an “Events of Default”):

(a)the non-payment when due of any of the Obligations

(b)the failure of the undersigned forthwith, upon demand, to furnish satisfactory additional Collateral, or to make payments on account of the Obligations as may be required by you or any Lender in your or their sole discretion;

(c)any misstatement or false statement of the undersigned or of any surety, guarantor or endorser of any Obligations (“Obligor(s)”) in connection with or any non-compliance with this agreement or any other agreement between any Obligor and you or any Lender;

(d)the death, failure in business, dissolution or termination of existence of any Obligor;

(e)any petition for relief under the Bankruptcy Code being filed by or against any Obligor, or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of any Obligor, either through reorganization, composition, extension or otherwise;

(f)the making by any Obligor of a general assignment for the benefit of creditors or for taking advantage by any of them of any insolvency law;

(g)the expulsion or suspension of any Obligor from membership in any national securities association or any national securities exchange or other organized exchange or any clearing association;

(h)the admission in writing by any Obligor of inability to pay its debts generally as they become due;

(i)the commencement of any material legal proceedings against any Obligor which are not dismissed within 45 days;

(j)the appointment of any receiver of any property of any Obligor;

(k)the attachment or distraint of any of the Collateral or of the same becoming subject at any time to any mandatory court order or other legal process, which is not released within three (3) Business Days;

(l)the failure of any Obligor to perform any of its duties as specified herein or in any other agreement(s) with you or any Lender;

(m)the commencement of any proceedings by the Pension Benefit Guaranty Corporation (including proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974) to terminate any employee pension benefit plan of any Obligor; or

(n)any seizure, vesting or intervention by or under authority of a government, by which the management of any Obligor is displaced or its authority in the conduct of its business is curtailed.

7.
Upon the occurrence of any Event of Default, your and the Lenders’ obligation, if any, to make further loans or extensions of credit or other financial accommodations to the undersigned shall thereupon automatically and without notice be terminated. In addition thereto, the undersigned further agrees that (i) in the event that notice is required under the UCC (or any similar law of any jurisdiction), written notice mailed to the undersigned at the address given below ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which private sale or any other disposition of the Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any Collateral, you may apply the proceeds of any such sale or disposition to the satisfaction of your and the Lenders’ reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with your taking, re-taking, holding, preparing for sale, and selling of the Collateral; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event you may sell on such terms as you may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) you may require the undersigned to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to you at a place and time convenient to both parties, all at the expense of the undersigned. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given you to sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s), at any broker’s board, or at public or private sale, at your option, and no delay on your part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the undersigned by you with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair your right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice your rights as against the undersigned in any respect.

8.
You shall have all rights and remedies of a secured party under the UCC or any other similar statute now or hereafter enacted, of New York or of any other jurisdiction where the Collateral may at any time be located. Any and all of your rights with respect to the security interest hereunder shall continue unimpaired, and the undersigned shall be and remain obligated in accordance with the terms hereof, notwithstanding the release, or substitution, of any Collateral at any time(s), or your failure to perfect a security interest in the Collateral, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by you or any Lender in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other indulgence granted by you or any Lender in reference to any of the Obligations, or any promissory note, draft, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the undersigned had expressly agreed thereto in advance. No delay on your part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the undersigned by you, shall constitute a waiver thereof, or limit, or limit or impair your right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice your rights as against the undersigned in any respect.

9.
You are authorized, at your option and without any obligation to do so, to (i) transfer or register in the name of your nominee(s) (on behalf of the Lenders) all or any part of the securities that constitute a portion of the Collateral, (ii) notify any account debtor or obligor on any trade receivable or other account, or any general intangible or on any instrument of the terms hereof and to make payment to the Agent, and (iii) exercise or cause your nominee to exercise all or any powers with respect to the Collateral with the same force and effect as an absolute owner thereof, and to do each of the foregoing upon the occurrence of any Event of Default, with or without notice to the undersigned (except for such notice as may be required by applicable law and which cannot be waived) and without liability except to account for property actually received by you.

10.
You are authorized, at your option, to file financing statements, continuation statements and amendments thereto, and any equivalent thereof in any jurisdiction, that describe the Collateral as all assets of the undersigned, as debtor, or words of similar effect and which contain any other information required by Part 5 of the UCC or any similar law of any jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and any equivalent thereof in any jurisdiction, including whether the undersigned is an organization, the type of organization and any organization identification number issued to it. Any such financing statements, continuation statements or amendments, and any equivalent thereof in any jurisdiction, may be filed by you on behalf of the undersigned, any time and from time to time, in any jurisdiction, and the undersigned hereby agrees to reimburse you for the expense of such filings.

11.
The undersigned shall deliver to you immediately upon your written request, a certificate of good standing issued by the state of its organization. Furthermore, the undersigned agrees to notify you in writing prior to changing its name, chief executive office, status or state of organization.

12.
The undersigned agrees upon your request, to execute and deliver a new general security agreement or one or more other security agreements, each in form acceptable to you, covering the Collateral, which shall be a continuation of your rights as a secured party under the UCC and any similar law of any jurisdiction, and not in substitution or replacement of this Agreement.

13.
You may assign or otherwise transfer this Agreement, or any instrument(s) evidencing all or any of the Obligations and any agreement relating thereto; and you may deliver all or any of this Collateral to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given to you herein or in the instrument(s) transferred, and you shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, all without prejudice to the retention by you of all rights and powers hereby given with respect to any and all instruments, rights or property not so transferred.

14.
If at any time you in your sole discretion deem yourself to be insecure, you may either demand that the Obligations be secured by additional collateral in kind and value satisfactory to you, or may demand immediate payment of the Obligations. The undersigned’s failure to immediately satisfy such demand within 5 days thereof shall be deemed to be an Event of Default herein.

15.
In the event that any term or condition of any of the documents executed in connection with any transaction between you and the undersigned contradict any of the terms or provisions of this Agreement, the rights and remedies of the parties hereto shall be governed by the terms and conditions of this Agreement. All rights hereunder are in addition to, and not in limitation of, any other rights of Agent or any Lender under any Facility Document or otherwise.

16.
In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision had not been herein included.

17.	If the due date for any payment of principal of any Obligation is extended by operation of law or otherwise, interest shall continue to be payable at the contract rate unless otherwise agreed.

18.
In any litigation arising hereunder, the undersigned hereby waives trial by jury and waives the right to interpose any defense based upon any statute of limitations or any claim of latches. The undersigned hereby consents to the exclusive in personam jurisdiction of the Courts of New York State, and the United States District Court, Southern District of New York. In the event that you bring any action or suit in any court of New York State or in the United State District Court, Southern District of New York, to enforce this Agreement, service of process may be made on the undersigned by mailing a copy of the summons to the undersigned at its address then reflected in your records.

19.
This is a continuing agreement and shall remain in full force and effect until written notice shall have been received by the undersigned that it has been terminated by you, but any such notice shall not release the undersigned from liability with respect to such of the Obligations as may have been theretofore incurred. Furthermore, if this Agreement is terminated, the undersigned will indemnify and hold you and the Lenders, and your and their successors or assigns, harmless from any loss which may be suffered or incurred by you or the Lenders in making, giving, granting or extending any loans or other credit, or otherwise acting hereunder, prior to such notice in writing of such termination.

20.
If this Agreement is executed by two or more parties, the obligations of the undersigned shall be joint and several and they shall be jointly and severally bound and committed hereunder, and the word “undersigned” whenever used herein shall be construed to refer to such parties separately and collectively to all such parties. This Agreement shall not be revoked or impaired as to one or more of the parties hereto by the revocation or release of any Obligations hereunder of any other(s) of the parties hereto.

21.
This Agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws principles; none of its terms or provisions may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which you consent in writing duly signed for you and on your behalf; the rights granted to you herein shall be supplementary and in addition to those granted to you and the Lenders in any other agreements with respect to the Obligations.

22.	This Agreement is to continue in force notwithstanding any change in the composition of any firm or firms, parties to this Agreement, or the incorporation of a partnership.

23.
All notices, requests and other communications (each a “notice”) to be sent to the undersigned pursuant to this Agreement shall be in writing and sent either (a) by hand, (b) by certified mail, return receipt requested, (c) by recognized overnight courier service, or (d) by facsimile, to the undersigned at the address or facsimile number set forth below the signature of the undersigned, or to such other addresses or facsimile number as the undersigned may from time to time furnish to you by notice. Any notice hereunder shall be deemed to have been given on (i) the day of hand delivery, (ii) the third business day after the day it is deposited in the U.S. mail, if sent by certified mail, return receipt requested, postage prepaid, (iii) the day after it is delivered to a recognized overnight courier service with instructions for next day delivery, or (iv) the day it is sent by facsimile, with evidence of transmission from the sender’s facsimile equipment, in each case to the address or facsimile number as aforesaid.

24.
The undersigned hereby certifies that (a) it is a corporation organized under the laws of the State of Delaware, (b) its exact legal name as that name appears in its certificate of organization is A-Mark Precious Metals, Inc. and (c) its federal taxpayer identification number is 11-246469 and state issued organizational identification number is 5455200.

25.
This Agreement amends and restates all prior security agreements among the parties hereto, constitutes the Security Agreement as that term is defined in the CAIA, and is subject to the terms thereof. Except as set forth in Paragraph 26 hereof, in the event of a conflict between this Agreement and the CAIA, the CAIA shall prevail.

26.
Anything herein, in the CAIA, any other Facility Document or in any other agreement or instrument executed in connection with the Obligations to the contrary notwithstanding, the undersigned shall remain liable to perform all of the liabilities and obligations, if any, assumed by it with respect to the Collateral, and the Agent and Lenders shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Agent and/or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of the undersigned under or pursuant to or in respect of any Collateral.

27.	The undersigned acknowledges that (I/we) have received a copy of this document.

[REMAINDER OF PAGE LEFT BLANK; SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer, all as of the date and year first written above.

(USE THIS COLUMN IF TWO SIGNATURES ARE REQUIRED)

1.    A-Mark Precious Metals, Inc.
Printed Name of Account

2.
Signature                    Signature

3.
Printed Name                    Printed Name

4.
Capacity                    Capacity

Address:     429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401

Facsimile:    310-260-0368

EXHIBIT 1
APPROVED DEPOSITORIES

Depository	Location (City, State, Country)	Limit
Brinks, LA	Los Angeles, CA USA	$65,000,000 minus the amount held in its capacity as a CFC Approved Depository
Johnson Matthey, Salt Lake City	Salt Lake City, UT USA	$25,000,000
Brinks, Dallas	Dallas, TX USA	$15,000,000
Brinks, NY	Springfield Gardens, NY, USA	$25,000,000
Brinks, Salt Lake City	Salt Lake City, UT USA	$65,000,000
Brinks, Calgary	Calgary, Alberta, Canada	$10,000,000
Sunshine Minting	Coeur d’Alene, ID USA	$20,000,000
Brinks, Tampa	Tampa, FL USA	$20,000,000
Via Mat, NY	Inwood, NY USA	$5,000,000
Via Mat, Ontario (California)	Ontario, CA USA	$35,000,000
Brinks, Jackson	Jackson, OH USA	$15,000,000
Brinks, Toronto	Toronto, BC, Canada	$10,000,000
Royal Canadian Mint	Ottawa, ON, Canada	$25,000,000
IBI	Ewing Township, NJ USA	$5,000,000

FOREIGN APPROVED DEPOSITORIES

Depository	Location (City, State, Country)	Limit
Via Mat, Germany	Frankfurt, Hesse, Germany	$10,000,000
HSBC, London	London, UK	$3,000,000

APPROVED BROKERS

RJ O’Brien
BNP Brokerage
ABN Clearing

APPROVED CARRIERS

Carrier	Limit
Brinks, Trucks	$25,000,000
Brinks, Special Service	$5,000,000

CFC APPROVED DEPOSITORIES

Depository	Location (City, State, Country)	Limit
Brinks, LA	Los Angeles, CA USA	$65,000,000 minus the amount held in its capacity as an Approved Depository
Numismatic Guaranty Corporation	Sarasota, FL USA	$5,000,000
Professional Coin Grading Service Division of Collectors Universe, Inc.	Santa Ana, CA USA	$5,000,000
Collateral Finance Corporation - On-Site Facility	Santa Monica, CA, USA	$12,000,000

ASSIGNED BANK ACCOUNTS

Bank	Account Name	Account Number
BBH	A-MARK PRECIOUS METALS INCORPORATED	203653

APPROVED COUNTERPARTIES

MEMORANDUM

To: Greg Roberts / Thor Gjerdrum / Rand LeShay **14-Aug-14**

From: Robert Jacobson

Re: A-Mark Major Counter Party Review

A-Mark has performed its regular interim credit risk and a review of all our Major Counter Parties.
Effective 8/14/14, the limits for all major counterparties are as follows:
A-Mark will continue to review these limits as needed or whenever market conditions warrant such a review.

	Customer		Current Credit Line	Credit Line as of 8/14/2014
1	Argen		6MM	6MM
2	Bayerische Landesbank	Germany	8MM	8MM
3	Commerzbank / Shared 3 branches		8MM	8MM
4	Credit Suisse First Boston / shared		12.5MM	12.5MM
6	Raiffeisen	Switzerland	5MM	5MM
7	Erste Bank	Germany	5MM	5MM
8	BASF		5MM	5MM
9	Bank Julius Baer	Switzerland	5MM	5MM
10	Goldcorp Australia		8MM	8MM
11	HSBC Bank USA		20MM	20MM
12	HSBC FX		12.5MM	12.5MM
13	Johnson Matthey Inc.		**Shared**	
14	Johnson Matthey LTD			
15	Johnson Matthey, PA		12.5MM	12.5MM
16	Johnson Matthey, Hong Kong			
18	Landesbank Baden	Germany	8MM	8MM
19	Int'l Commodities, Inc		10MM	10MM
20	Mitsui & Co. Precious Metals		12.5MM	12.5MM
21	Morgan Stanley & Company Inc.		**Shared**	
22	Morgan Stanley Capital		8MM	8MM
23	Royal Bank of Canada		8MM	8MM
24	Royal Canadian Mint		10MM	10MM
25	ScotiaMocatta		8MM	8MM
26	Standard Bank		12.5MM	12.5MM
27	UBS Financial Services Inc.		**Shared**	
28	UBS AG-Gold Numismatics		8MM	8MM
29	United States Mint		35MM	35MM
31	Raiffeisen	Austria	5MM	5MM
32	TD Securities		10MM	10MM
33	Heraeus Germany / NY (shared)		6MM	6MM
34	Helaba (former WestLB, Portigon)		2.5MM	2.5MM
35	Tanaka Kikinzoku KK		5MM	5MM
36	Rand Refinery Ltd		7.5MM	7.5MM
37	Sparkasse OOE AG		5MM	5MM
38	Pro Aurum OHG - shared by 3 units		2.5MM	2.5MM
39	VALCAMBI SA		6MM	6MM
40	JP Morgan Chase		17.5MM	17.5MM
41	CIBC		17.5MM	17.5MM
42	Stern Leach		15MM	15MM
43	Rio Tinto (kennecott)		new	7MM

Approved:

GR [signature] Date: 8/21/14

RL [signature] 8/21/14

TG [signature] 8.20 14

EXHIBIT 2

FORM OF COLLATERAL REPORT
[ATTACHED]

FAXED AND MAILED ON
3RD BUSINESS DAY EACH WEEK

A-MARK WEEKLY COLLATERAL REPORT

(AS OF CLOSE OF BUSINESS XX/XX/XXXX)

Prepared By: ____________
Reviewed By: ____________

Fron Thor Gjerdrum
To: BBH & Co ☐
BNPP ☐
RB Intn'l ☐
Natixis ☐
ABN-Armo ☐

HIGHLIGHTS: Description	Requirement	Actual as of XX/XX/XXXX	In Compliance
1. Collateral Excess	**No Deficit**	**#REF!**	**#REF!**
2. Assigned Inventory as a % of Total Inventory*	**Minimum 60%**	**#REF!**	**#REF!**
3. On - Site Material	**Maximum $5 MM**	**-**	**Yes**

cc: Greg Roberts
Rand LeShay

Report Due By August 13, 2014

		A	B	C	D
		Support	**Metal/Market Value**	**Advance Rate**	**Collateral Value**
I	***ASSIGNED COLLATERAL -*** **Possessory collateral controlled by Banks.**				
	A. Assigned Inventory	Schedule A			
	i. ABN & RJ O'BRIEN W. Assigned Hedge (60% to <70% at 90%; 70% or > at 90%)		-	#REF!	#REF!
	ii. With Unassigned Hedge (60% to <70% at 85%; 70% or > at 90%)		-	#REF!	#REF!
	B. Assigned Consignments (110% L/C)	Schedule D			
	i. With AA Bank or Better (95%)		-	95%	-
	ii. With BBB to A Bank (90%)		-	90%	-
	C. Assigned Bank Accounts	Schedule B	-	100%	-
	TOTAL ASSIGNED COLLATERAL		-		**#REF!**
II	***CONFIRMED COLLATERAL -*** **Collateral jointly controlled by A-Mark and banks; Banks receive third-party confirmation.**				
	A. Confirmed Inventory	Schedule A	-	85%	-
	B. Confirmed Broker Equity (Equity or Deficit at 100%)	Schedule B	-	100%	-
	TOTAL CONFIRMED COLLATERAL		-		-
III	***PLEDGED COLLATERAL -*** **Collateral controlled by A-Mark.**				
	A. On-Site Material (Max $5,000,000)	Schedule A	-	80%	-
	B. Insured Consignments (Max $3,000,000)	Schedule D	#REF!	80%	#REF!
	C. Forward Equity (Equity at 80% Up to 1 Million; Deficit at 100%)	Schedule E	-	80%	-
	D. Trade Receivables (Outstanding less than 10 business days)		-	80%	-
	E. Supplier Advances (Outstanding less than 10 business days)		-	75%	-
	F. CFC Pledged Loan-Non Bullion (75% O/s loans < $18,750,000)	Schedule F	-	70%	-
	G CFC Pledged Loan-Bullion ($25 Millions - F; All LTV < 80%))		-	80%	-
	TOTAL PLEDGED COLLATERAL		**#REF!**		**#REF!**
IV	***TOTAL COLLATERAL VALUE***		***#REF!***	*N/A*	**#REF!**

VI ***ADJUSTMENT FOR INVENTORY OVER THE LIMIT*** *(Schedule A)* ***$0***

V ***OTHER PERTINENT INFORMATION***

A. Assigned Material plus Assigned Material in Transit plus Consigned Material are required to be no less than 60% of Total Inventory plus all precious metal subject to a Consignment Agreement '(See Schedules A and D).

****Assigned Material plus Assigned Material In Transit plus Consigned Material are required to be no less than 60% of Total Inventory plus all precious metal subject to a Consignment Argreement*** **#REF!**

Assigned Inventory Plus Assigned Consignment AS a % of Consignment As A % of TOTAL OUTSTANDINGS: **#DIV/0!**

VII **COLLATERAL EXCESS (DEFICIT)**

A.	**Total Bank Lines**	-	
B.	(1) Brown Brothers Harriman & Co:	-	
	(2) BNP Paribas:	-	
	(3) RB International Finance LLC:	-	
	(4) Natixis:	-	
	(5) ABN-Armo:	-	-
C.	**Total Bank Lines Available**	-	

TOTAL COLLATERAL EXCESS (DEFICIENCY) ***#REF!***

A-Mark Precious Metals, Inc. represents to the Agent and Lenders that the information contained in this report is true and correct as of the date of this report. I certify that A-Mark Precious Metals has no intercompany receivables due from or advances to any Afinsa or Spectrum International Group owned company as of the stated date, except for the normal trade balances noted below which do not exceed $1.0 Million.

Signed by ______________________________ ____________

Thor Gjerdrum/EVP, COO ***Date***

Copyright A-Mark Precious Metals, Inc., 1993-2012

Page 1 of 5

A-MARK WEEKLY COLLATERAL REPORT

METAL VALUE BY DEPOSITORY
(AS OF CLOSE OF BUSINESS XX/XX/XXXX)

SCHEDULE A

COMEX VALUE		NYMEX VALUE	
GOLD:	$0.000	PLATINUM:	$0.000
SILVER:	$0.000	PALLADIUM:	$0.000

PREPARED BY:__________
REVIEWED BY:__________

	A	B	C	D	E	F	G	H	I
	INVENTORY CLASS/ DEPOSITORY	GOLD	OUNCES SILVER (to the nearest whole number)	PLATINUM	PALLADIUM	TOTAL METAL $ VALUE	% OF TOTAL ALL MATERIAL	$ METAL LIMIT (IN 000'S)	UNDER/(OVER) LIMIT (IN 000'S)
I	ASSIGNED								
	1 Brinks, Los Angeles	-	-	-	-	-	#DIV/0!	$65,000	$65,000
	2 JM, Salt Lake, UT	-	-	-	-	-	#DIV/0!	25,000	25,000
	3 Brinks, Dallas	-	-	-	-	-	#DIV/0!	15,000	15,000
	4 Brinks, Salt Lake City	-	-	-	-	-	#DIV/0!	65,000	65,000
	5 Sunshine Minting	-	-	-	-	-	#DIV/0!	20,000	20,000.00
	6 Brinks, NY	-	-	-	-		#DIV/0!	15,000	15,000.00
	7 Brinks, Calgary	-	-	-	-	-	#DIV/0!	10,000	10,000
	8 Brinks, Tampa	-	-	-	-	-	#DIV/0!	20,000	20,000
	SUBTOTAL ASSIGNED	-	-	-	-	-	#DIV/0!	$235,000	$235,000
	ASSIGNED FUTURES/FOWARD HEDGES								
	ABn Clearing/ R.J. /BNP Broker	-	-	-	-	-	#DIV/0!		
	UNASSIGNED FORWARD HEDGES	-	-	-	-	-			
		-	-	-	-	-	#DIV/0!	$235,000	$235,000
II	CONFIRMED								
	1 Brinks, Special Service-550	-	-	-	-	-	#DIV/0!	5,000	$5,000
	2 Via Mat, N.Y	-	-	-	-	-	#DIV/0!	5,000	5,000
	3 Via Mat, Germany	-	-	-	-		#DIV/0!	10,000	10,000
	4 Brinks SLC Truck	-	-	-	-	-	#DIV/0!	25,000	25,000
	5 Brinks LA Truck	-	-	-	-	-	#DIV/0!	25,000	25,000
	6 Numismatic Guaranty Corp	-	-	-	-	-	#DIV/0!	5,000	5,000
	7 Brinks Canada Limited	-	-	-	-	-	#DIV/0!	10,000	10,000
	8 Loomis Fargo Spokane	-	-	-	-	-	#DIV/0!	5,000	5,000
	9 PCGS	-	-	-	-	-	#DIV/0!	5,000	5,000
	10 HSBC London	-	-	-	-	-	#DIV/0!	3,000	3,000
	TOTAL	-	-	-	-	-	#DIV/0!	$98,000	$98,000
III	ON-SITE								
	1 429 SM/Vault & IRVINE	-	-	-	-	- -	#DIV/0!	$5,000	$5,000
	TOTAL	-	-	-	-	-	#DIV/0!	$5,000	$5,000
IV	TOTAL ALL INVENTORY	-	-	-	-	-	#DIV/0!	$338,000	$338,000

V **DEPOSITORY CONFIRMATION RECONCILIATION:**

(A) Johnson Matthey, Salt Lake City, confirmation will show **.001** ozs more gold than reported above. This represents the cumulative difference in lot settlements credited to A-Mark's account by J.M.

(B) Johnson Matthey, Salt Lake City, confirmation will show **.010** ozs more silver than reported above. This represents the cumulative difference in lot settlements credited to A-Mark's account by J.M.

SCHEDULE B - CASH & EQUITY

I	ASSIGNED BANK ACCOUNTS	
	BBH	-
	TOTAL	-
II	CONFIRMED BROKER EQUITY	
	RJ/ABN Clearing/BNP Broker	-
	TOTAL	-

SCHEDULE C - SUMMARY OF OUNCES
(Ounces to nearest whole number)

A	B	C	D	E
DESCRIPTION	COLLATERAL OUNCES	CONSIGNMENTS NOT APPROVED, NOT ON CAA	OTHER OUNCES	TOTAL OUNCES
GOLD	-	-	#REF!	#REF!
SILVER	-	-	#REF!	#REF!
PLATINUM	-	-	#REF!	#REF!
PALLADIUM	-	-	#REF!	#REF!

Copyright A-Mark Precious Metals, Inc., 1993-2003

Page 2 of 5

A-MARK WEEKLY COLLATERAL REPORT

CONSIGNMENTS AND OTHER ASSETS
(AS OF CLOSE OF BUSINESS XX/XX/XXXX)

SCHEDULE D

COMEX VALUE		NYMEX VALUE		
GOLD:	$0.000	PLATINUM:	$0.000	PREPARED BY:__________
SILVER:	$0.000	PALLADIUM:	$0.000	REVIEWED BY:__________

	A	B	C		D		E	F	G
	CONSIGNMENT CLASS/ CONSIGNEE	MATURITY DATE of L/C or Policy	OUNCES (to the nearest whole number) GOLD	SILVER	Platinum	Palladium	TOTAL METAL $ VALUE	L/C ISSUING BANK	S&P's DEBT RATING
I	AA or Better Rating (110% L/C)								
	TOTAL		-		-	-	-		
II	BBB to A Rating (110% L/C)						-		
							-		
			-	-	-		-		
III	TOTAL		-	-	-	-	-		
	Insured								
	TOTAL		#REF!	-	-	-	#REF!		
IV	TOTAL ALL CONSIGNMENTS		#REF!	-	-	-	#REF!		

SCHEDULE E - FORWARD EQUITY

	COUNTERPARTY	AU	AG	PT	PD	Contract Acquisition Value	Contract Current Value	Equity
		Quantity - in Ounces						
I	ASSIGNED							
	TOTAL ASSIGNED:	-	-	-	-		-	-
II	UNASSIGNED							
	HSBC BANK, NY		-			-	-	-
	HSBC BANK, NY		-			-	-	-
	HSBC BANK, NY		-			-	-	-
	STANDARD BANK		-			-	-	-
	TD SECURITIES		-			-	-	-
	TOTAL UNASSIGNED:	-	-	-	-	-	-	-

Page 3 of 5

A-MARK WEEKLY COLLATERAL REPORT
CFC Loan Portfolio
(AS OF CLOSE OF BUSINESS XX/XX/XXXX)

SCHEDULE F&G - CFC Loan Portfolio - Total loans receivable = $0

PREPARED BY:__________
REVIEWED BY:__________

Borrower	Maturity	Total Loan Amount	Amount Presented for Borrowing
(F)-Numismatic	Always <75% of CFC loan pricipal max $18,750,000 - Actual max presentable [1]		0
(1)			-
(2)			-
(3)			-
(4)			-
(5)			-
(6)			-
(7)			-
(8)			-
(9)			-
(10)			-
(11)			-
(12)			-
(13)			-
(14)			-
(15)			-
(16)			-
(17)			-
(18)			-
(19)			-
(20)			-
(21)			-
(22)			-
(23)			-
(24)			-
(25)			-
(G)-Semi Numismatic			
(1)			-
(2)			-
(3)			-
(4)			-
(5)			-
(6)			-
(7)			-
NUMISMATIC & OTHERS LOAN renewed:		-	- [1]
(H)- Bullion	Max presentable = $25,000,000 - Numismatic and other loans [1]	$25,000,000.00	only loans with LTV < or = 80%
(1)			-
(2)			-
(3)			-
(4)			-
(5)			-
(6)			-
(7)			-
(8)			-
(9)			-
(10)			-
(11)			-
(12)			-
(13)			-
(14)			-
(15)			-
(16)			-
(17)			-
(18)			-
(19)			-
(20)			-
(21)			-
(22)			-
BULLION LOAN renewed:		-	- [2]
GRAND TOTAL LOANS : Max presentable = $25,000,000 [3]:		-	- (Total presented on Page 1, IIIF & IIIG)

Copyright A-Mark Precious Metals, Inc., 1993-2003
Page 4 of 5

A-MARK WEEKLY COLLATERAL REPORT

Non-Recourse & Limited Recourse Advances/Metals Leasing//Repos
(AS OF CLOSE OF BUSINESS XX/XX/XXXX)

Prepared By: ________

Reviewed By: ________

SCHEDULE F - Non-recourse & Limited Recourse Advances/Metals Leasing/Repos

GOLD:	$0.00	PLATINUM:	$0.00
SILVER:	$0.00	PALLADIUM:	$0.00

Non-recourse & Limited Recourse Advances:

		Quantity - in Ounces				Total	Total
	Lender:	AU	AG	PT	PD	Dollar Value	Dollar Advances
(1)	Ocean Partners	0	0	0	0	$0.00	$0.00
(2)	Mojave Desert Mineral	0	0	0	0	$0.00	$0.00
							-
	TOTAL OUNCES:	-	-	-	-	$0.00	$0.00

Non-recourse & Limited Recourse Metals Leasing:

		Quantity - in Ounces				Total	Total
	Lessor:	AU	AG	PT	PD	Dollar Value	Dollar Outstanding
(1)	Ocean Partners	0	0	0	0	$0.00	$0.00
(2)	Mojave Desert Mineral	0	0	0	0	$0.00	$0.00
							-
	TOTAL OUNCES LEASING OR BORROWING:	-	-	-	-	$0.00	$0.00

REPOS:

		Quantity - in Ounces				Total	Total
	Repo Counter party:	AU	AG	PT	PD	Dollar Value	Dollar Advances
(1)	Ocean Partners	0	0	0	0	$0.00	$0.00
(2)	Mojave Desert Mineral	0	0	0	0	$0.00	$0.00
							-
	TOTAL OUNCES:	-	-	-	-	$0.00	$0.00

Page 5 of 5

EXHIBIT 3

FORM OF DEPOSITORY LETTER

__________ __, 20__
Attention

Dear Sirs:

From time to time you have, and will continue to have, on deposit on your premises (your “Depository”) located at _________________, gold, silver, and other precious metals owned, and delivered to you, by A-Mark Precious Metals, Inc. (“A-Mark”). This will serve as notice to you that all such gold, silver and other precious metals are subject to a security interest granted to Brown Brothers Harriman & Co. (the “Agent”) in its capacity as agent for itself as a Lender the other Lenders (as defined in that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 4, 2014 as amended from time to time (the “Collateral Agency and Intercreditor Agreement”) by and among A-Mark, the Agent and the Lenders. References to Lenders shall be deemed to include any other lenders which become party to the Collateral Agency and Intercreditor Agreement from time to time.

Until notified to the contrary by the Agent, you may dispose of such gold, silver and other precious metals in accordance with instructions given to you by A-Mark. However, upon receipt of instructions from the Agent, you are hereby authorized and directed to dispose of any such gold, silver and other precious metals only in accordance with the instructions of the Agent.

You acknowledge that upon notification by the Agent, gold, silver and other precious metals stored at your Depository may only be removed from the Depository at the written direction of the Agent (which may be transmitted via facsimile from the Agent). In the event that the Depository receives conflicting instructions from the Agent and A-Mark, the Depository will follow the Agent's directions. A-Mark agrees to hold the Depository harmless from any and all liability arising from the Agent's control of the deposited metals.

Sincerely,

Brown Brothers Harriman & Co.,
as Agent

By:
Name:
Title:

Agreed to and Accepted by:

[Depository]

By:
Name:
Title:

A-Mark Precious Metals, Inc.

By:
Name:
Title: